UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

AT&T

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2025 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON THURSDAY, MAY 15, 2025 AT 3:30 P.M. CENTRAL TIME.

Letter from the Chairman and CEO	Letter from the Independent Lead Director

Dear Stockholders:

It is a pleasure to invite you to our 2025 Annual Meeting of Stockholders, which will be held virtually on Thursday, May 15, 2025, at 3:30 p.m., Central time.

At the end of 2024, we unveiled our bold, multi-year strategic plan highlighted by continued profitable 5G and fiber subscriber growth. As we grow, we remain committed to our goal of being the best connectivity provider in America while fueling enhanced shareholder returns. I am proud of the progress we have made on our journey over the last four years and am optimistic and excited about our future, including as I step into my new role.

We remain focused on growing our business in the right way with an investment-led strategy and customer-centric approach. This includes modernizing and expanding our network to serve as a platform for new products and GenAI innovation and simultaneously pursuing strategic objectives that will allow us to offer the best value, greater personalization, and security for our customers. As part of our efforts to build the network of the future, we are actively working to exit legacy copper network operations across the large majority of our wireline footprint by the end of 2029. All the while, we are continuing to prioritize returning financial capacity to you – our stockholders – through dividends and share repurchases.

I look forward to continued partnership with Bill Kennard in his role as Independent Lead Director as we execute on our new strategic and capital allocation plan to seize opportunities in the market and unlock new capabilities. AT&T has always been committed to sound corporate governance that directly aligns to our long-term strategy and serves to protect the best interests of our stakeholders, and I am honored to serve as the Board’s Chairman through this next chapter in our Company’s history.

We are excited to share updates at this year’s Annual Meeting – thank you for your support and investment in AT&T.

Sincerely,

John Stankey

Dear Stockholders:

As AT&T’s Independent Lead Director, I am proud to continue our long-standing practice of strong, efficient and independent oversight of AT&T’s strategy. Earlier this year, the Board unanimously elected John Stankey to the role of Board Chairman to support the next phase of AT&T’s growth. We firmly believe this is the optimal and appropriate governance structure for the Company and its stockholders at this time as we execute on the goals set at our December 2024 Analyst & Investor Day.

We have also continued to evaluate and refresh our Board composition thoughtfully over time to ensure that we possess the right mix of skills, experience, and backgrounds to oversee AT&T as we embark on this new strategy. Our directors collectively bring significant expertise in key areas supporting AT&T’s purpose and evolved strategy and promote the long-term interests of stockholders. I would also like to thank Glenn Hutchins, who is not standing for re-election at this year’s Annual Meeting, for his service on the AT&T Board.

I encourage you to read more in this year’s proxy statement about AT&T’s commitment to, and progress toward, becoming the premier provider of connectivity services, transforming the way people live, work and learn. On behalf of the full Board, thank you for your continued confidence in AT&T.

Sincerely,

Bill Kennard

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of AT&T Inc.:

The 2025 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.

When:	3:30 p.m. Central time Thursday, May 15, 2025

Web Address:	meetnow.global/ATT2025

The purpose of the annual meeting is to consider and act on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 17, 2025, are entitled to vote at the meeting and at any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President, Secretary

and Chief Privacy Officer

April 4, 2025

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at meetnow.global/ATT2025 by following the prompts, which will ask for the Stockholder’s control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials.

More information about accessing the meeting is provided on the next page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2025:

The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/att

Attending the Meeting

The Record Date for AT&T’s 2025 Annual Meeting of Stockholders is March 17, 2025.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit meetnow.global/ATT2025 and follow the prompts, which will ask you to enter your control number. The control number is on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit meetnow.global/ATT2025 and use your control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before May 12, 2025.

Guests

The meeting will also be available to the general public at the following link: meetnow.global/ATT2025. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at meetnow.global/ATT2025 using your control number. In addition, you may submit questions beginning three days before the day of the meeting by going to meetnow.global/ATT2025. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Our stockholder relations team will answer questions related to individual stockholders separately. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to pre-record the introduction of their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your control number appears on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

Voting Results

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at investors.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2025 ANNUAL MEETING INFORMATION

Time 3:30 p.m. Central time	Date Thursday May 15, 2025	Place meetnow.global/ATT2025

 ATTENDING THE MEETING

You may access the meeting by going to meetnow.global/ATT2025 and following the prompts, which will ask you for your control number, on your Proxy Card or your Notice of

Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board Recommendation	Page

1 - Election of Directors	FOR each nominee	3

2 - Ratification of Ernst & Young LLP as auditors for 2025	FOR	9

3 - Advisory Approval of Executive Compensation	FOR	10

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 11 describes our governance framework, which includes the following highlights:

Independent Lead Director

Nine Independent Director Nominees

Demonstrated Board refreshment

Independent Audit, Human Resources, and Governance and Policy Committees

Regular sessions of non-management Directors

Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Clawback and Restitution Policies

Proxy Access

2025 PROXY	SUM1	AT&T INC.

2025 Proxy Statement Summary

DIRECTOR NOMINEES

We are committed to strong corporate governance that directly aligns with our long-term strategy. We are focused on building a Board that is uniquely suited to build long-term shareholder value, with directors who bring significant expertise in key areas supporting AT&T’s purpose and evolved strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership. It is the policy of the Board to seek to maintain an average tenure of ten years or less for its independent Directors.

EXPERIENCE, SKILLS AND DEMOGRAPHICS

Governance and Risk Oversight

Senior Leadership: Experience in a CEO, CFO, or other senior executive role provides qualifications and skills to oversee the execution of strategy to drive long-term value and manage risk

Investment/Finance: Experience overseeing investment decisions in complex businesses and financial markets supports oversight of our capital structure, financing, reporting, and capital allocation activities

Government/Regulatory: Deep understanding of domestic and international regulatory environments supports decision-making in a complex regulatory environment

Human Capital: Experience in attracting, retaining, and developing talent, and broad employee engagement assists in overseeing firm culture and management succession planning

Oversight of Strategy

Global Perspective: Exposure to operating in international business environments, economic conditions, cultures, and regulatory frameworks supports oversight of our global business and strategy

Strategic Planning/M&A: Experience assessing and executing corporate strategic and operational transactions is integral to the Board’s assessment of long-term strategic priorities and growth

Consumer Focus: Experience operating in advertising, customer service, and relationship management-focused roles, and the development of customer-focused solutions provides insight into key factors affecting our strategic goals

Telecom: Industry experience offers an understanding of our products and competing technologies within an evolving global communications industry

Technology/Innovation: Experience with information systems/data management, cybersecurity, and AI provides guidance to lead in a dynamic landscape and assess technological risks and opportunities

Tenure and Diversity

Director Since	2012	2014	2019	2024	2013	2013	2010	2020	2013	2021

Gender	M	M	M	F	M	F	M	M	F	M

Race/Ethnicity B - Black H - Hispanic W - White	W	B	W	W	W	W	W	W	W	H

TENURE	GENDER	RACE / ETHNICITY

AT&T INC.	SUM2	2025 PROXY

2025 Proxy Statement Summary

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders, reaching out to our investors each spring and fall to discuss an array of topics. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other topics of importance to our Board and management. These engagements help to inform our Board’s approach to governance, compensation, and oversight of sustainability initiatives. We regularly disclose the scope and outcome of our stockholder engagement efforts through our Proxy Statements, and AT&T also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, culture and inclusivity, political contributions, and privacy.

In both the spring and fall of 2024, members of management and our Independent Lead Director, William Kennard, engaged with many of our largest stockholders on a variety of topics relating to AT&T’s strategic priorities, business performance and governance. Specifically, stockholders expressed interest in Board composition and how the collective skillset of our Board has evolved to support strategic priorities. Stockholders continued to express support for our governance practices which promote independent oversight and management of risk. We also discussed our sustainability strategy’s alignment to business priorities, including our Digital Divide initiative, our focus on our workforce, and our executive compensation program and philosophy, for which stockholders expressed continued support. No further changes are anticipated for our 2025 compensation programs.

•	SCOPE OF OUTREACH IN 2024: We reached out to stockholders representing more than 36% of shares outstanding, or more than 58% of shares held by institutional investors.

•

SCOPE OF ENGAGEMENT IN 2024: In both fall and spring of 2024 we engaged with stockholders representing approximately 30% of shares outstanding, or approximately 49% of shares held by institutional investors.

2025 PROXY	SUM3	AT&T INC.

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2025 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 3:30 p.m. Central time on Thursday, May 15, 2025.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning April 4, 2025, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 17, 2025. These materials are also available at www.envisionreports.com/att. Each share entitles the registered holder to one vote. As of March 17, 2025, there were 7,200,741,471 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Governance and Policy Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Policy Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Governance and Policy Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2025 Annual Meeting, the majority vote provisions will apply.

Advisory Vote on Executive Compensation

The advisory vote on executive compensation is non-binding, and the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2025 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

2025 PROXY	1	AT&T INC.

GENERAL

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2025 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 12, 2025.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2025 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of eleven Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 75 or older at the time of the election.

Glenn H. Hutchins has notified the Company that he will not stand for re-election at the 2025 Annual Meeting. Accordingly, the Board has voted to reduce its size to ten Directors effective immediately before the meeting.

The Board of Directors has nominated the ten persons whose biographies appear below for election as Directors to one-year terms of office that would expire at the 2026 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Governance and Policy Committee. In making these nominations, the Board reviewed the background of the nominees and determined to nominate each of the current

Directors for re-election, other than Mr. Hutchins. All Director nominees are independent except for Mr. Stankey.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the table on page SUM 2 and in the following biographies, the nominees have exhibited significant leadership skills and have extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates

Chairman, Chief Executive Officer and President of AT&T Inc. Age: 62 Director Since: 2020 Committees: • Executive (Chair)

JOHN T. STANKEY

—

Mr. Stankey is Chairman of the Board, Chief Executive Officer and President of AT&T Inc. and has served in this capacity since February 2025. He has served as Chief Executive Officer and President of AT&T Inc. since July 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015-2017); Chief Strategy Officer (2012-2015); President and CEO of AT&T Business Solutions (2010-2011); President and CEO of AT&T Operations, Inc. (2008-2010); Group President-Telecom Operations (2007-2008); Chief Technology Officer (2004-2006); and Chief Information

Officer (2003-2004). Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has more than 39 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

Past Public Company Directorships

•  United Parcel Service, Inc. (2014-2020)

2025 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

Chief Executive Officer of Westrock Coffee Company Age: 62 Director Since: 2012 Committees: • Corporate Development and Finance • Human Resources

SCOTT T. FORD

—

Mr. Ford currently serves as a director and Chief Executive Officer of Westrock Coffee Company (a fully integrated manufacturer of coffee, tea and coffee related products), which he co-founded in 2009 and where he has served as Chief Executive Officer since 2009. Mr. Ford also founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009.

He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations,

culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Skills and Qualifications

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly-traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally and has led several major business transformations, including the spin-off of Windstream and Alltel.

Other Public Company Directorships

•  Westrock Coffee Company

Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission Age: 68 Director Since: 2014 Committees: • Governance and Policy

WILLIAM E. KENNARD

—

Mr. Kennard is the Independent Lead Director of AT&T Inc. and has served in this capacity since February 2025. He served as Chairman of the Board of Directors of AT&T Inc. from January 2021 to February 2025. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investment in the telecommunications and media sectors.

Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital

Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications industry including knowledge of the complex regulatory and policy landscape for communications and an understanding of the technological and strategic shifts in the industry. He also has experience in international trade and global investment and marketing.

Other Public Company Directorships

•  Ford Motor Company

•  MetLife, Inc.

Past Public Company Directorships

•  Duke Energy Corporation (2014-2021)

AT&T INC.	4	2025 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

Managing Partner of Crosspoint Capital Partners, L.P. Age: 68 Director Since: 2019 Committees: • Audit • Corporate Development and Finance (Chair) • Executive

STEPHEN J. LUCZO

—

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since February 2020. Mr. Luczo served as Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California) from 2002 until July 2020 and as a member of Seagate’s board of directors until October 2021. Mr. Luczo joined Seagate’s predecessor company in 1993 as Senior Vice President of Corporate Development, joined its board of directors in 1998, and served as its Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. Since August 2024, he has served on the RSA Conference Board of Directors. He holds an

A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Past Public Company Directorships

•  Morgan Stanley (2019-2024)

•  Seagate Technology plc (2002-2021)

Chief Executive Officer of Sunshine Products Age: 49 Director Since: 2024 Committees: • Audit • Corporate Development and Finance

MARISSA A. MAYER

—

Ms. Mayer has served as Chief Executive Officer of Sunshine Products (a technology startup company based in Palo Alto, California that uses artificial intelligence to develop consumer-facing applications for automating everyday tasks) since she co-founded the company in 2018. She previously served as Chief Executive Officer, President and a member of the Board of Directors of Yahoo!, Inc. from 2012 to 2017. Before joining Yahoo!, Ms. Mayer spent 13 years at Google, Inc., from 1999 to 2012, where she held various roles of increasing responsibility including Vice President, Local, Maps and Locations Services, and Vice President, Search Products and User Experience. She has served on the board of Walmart Inc. since 2012 and Nextdoor, Inc. since May 2024. In addition, she serves on the board of the San Francisco Ballet and previously served on the foundation board for the Forum of Young Global Leaders at the World Economic Forum. Ms. Mayer holds a bachelor’s degree in symbolic systems and a master’s degree in computer science with a specialization in artificial intelligence from Stanford University.

Skills and Qualifications

Ms. Mayer brings extensive expertise in technology and a deep understanding of the consumer Internet experience. She has senior leadership and human capital management experience through her CEO role at Yahoo!. As a long tenured director of Walmart Inc., she brings valuable experience in the oversight of a large publicly traded retail and ecommerce business.

Other Public Company Directorships

•  Nextdoor, Inc.

•  Walmart Inc.

2025 PROXY	5	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

Retired Chairman of the Board and Chief Executive Officer of Humana Inc. Age: 72 Director Since: 2013 Committees: • Audit • Human Resources

MICHAEL B. McCALLISTER

—

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013 and as a member of Humana’s board of directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Other Public Company Directorships

•  Fifth Third Bancorp

•  Zoetis Inc.

Retired Chairman and Chief Executive Officer of KeyCorp Age: 70 Director Since: 2013 Committees: • Executive • Governance and Policy • Human Resources (Chair)

BETH E. MOONEY

—

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Other Public Company Directorships

•  Ford Motor Company

Past Public Company Directorships

•  Accenture plc (2021-2025)

•  KeyCorp (2011-2020)

AT&T INC.	6	2025 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC Age: 66 Director Since: 2010 Committees: • Corporate Development and Finance • Human Resources

MATTHEW K. ROSE

—

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC) until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Other Public Company Directorships

•  Fluor Corporation

President and Chief Executive Officer of Oil States International, Inc. Age: 63 Director Since: 2013 Committees: • Audit (Chair) • Executive

CYNTHIA B. TAYLOR

—

Ms. Taylor is President, Chief Executive Officer and a director of Oil States International, Inc. (a globally diversified manufacturing and energy services provider based in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She has been a director of the Federal Reserve Bank of Dallas since January 2020 and previously served as a director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019.

She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Other Public Company Directorships

•  Oil States International, Inc.

2025 PROXY	7	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

Chairman of the Statue of Liberty – Ellis Island Foundation Age: 62 Director Since: 2021 Committees: • Governance and Policy • Human Resources

LUIS A. UBIÑAS

—

Mr. Ubiñas is Chairman of the Statue of Liberty - Ellis Island Foundation (a nonprofit organization that works to preserve the Statue of Liberty and Ellis Island) and has served in this capacity since January 2021; he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014. Mr. Ubiñas served as President of the Ford Foundation (an independent, global nonprofit grant-making organization based in New York, New York) from 2008 to 2013. From 2000 to 2007, he was Senior Partner with McKinsey & Company (a global management consulting firm based in New York, New York), where he led the firm’s west coast media practice working with companies in the technology, telecommunications, and media sectors. Mr. Ubiñas joined McKinsey & Company in 1989, holding various leadership positions prior to being named Senior Partner. From 2013 to 2017, he served on the Advisory Committee on U.S. Competitiveness of the Export-Import Bank, and from 2010 to 2014, he served on the Advisory Committee for Trade Policy and Negotiations. He holds an A.B. in government from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications

Mr. Ubiñas has extensive leadership experience and expertise across the broadband and wireless industries, government, and the nonprofit sector, all of which align with AT&T’s priorities to serve customers, investors, and our communities.

Other Public Company Directorships/Trusteeships

•  Electronic Arts Inc.

•  Mercer Funds

•  Tanger Factory Outlet Centers, Inc.

Past Public Company Directorships

•  Boston Private Financial Holdings, Inc. (2017-2021)

•  FirstMark Horizon Acquisition Corp. (2020-2022)

AT&T INC.	8	2025 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 2 - RATIFICATION OF THE

APPOINTMENT OF ERNST & YOUNG

LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2025. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,
•	knowledge of the telecommunications industry and company operations,
•	global capabilities and technical expertise,
•	auditor independence and objectivity, and
•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and - as described above - a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.
•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

2025 PROXY	9	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 26 through 56). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Engage with stockholders as a key part of the Committee’s decision-making process, utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders. For example, approximately 68% of annual target pay for active NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 42. Each NEO is in compliance with these policies.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2024, 90% of the CEO’s target compensation (and an average of 90% for the other active NEOs) was at risk and tied to short- and long-term performance incentives, including stock price performance.

Competitive and Market Based

Evaluate all components of our compensation and benefits program compared to appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

AT&T INC.	10	2025 PROXY

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person unless the meeting is held by means of remote communication. The Board held six meetings in 2024. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors attended the 2024 Annual Meeting. In 2024, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board Leadership Structure

The Governance and Policy Committee periodically reviews and makes recommendations to the full Board regarding the Board’s leadership structure. Maintaining the flexibility to determine the appropriate leadership structure enables our Board to act in the best interest of the Company and its stockholders, given the large and complex nature of our business and the challenges of operating in a highly regulated industry. In evaluating the most appropriate leadership structure, the Board considers the Company’s needs, circumstances, and opportunities, in addition to feedback received from stockholders through our long-standing engagement program.

In February 2025, the Board’s independent directors unanimously elected John T. Stankey, our President and CEO, to serve as Chairman of the Board. The Board’s decision was the result of a comprehensive and thoughtful evaluation that considered the Company’s current and forward-looking strategic priorities, current and expected competitive and regulatory environment, and perspectives of stockholders. The Board also reviewed peer company practices and broader market trends. The Board believes this change provides the optimal leadership structure for AT&T at this time to enhance its ability to seize opportunities and create long-term stockholder value as the Company executes on its recently announced three-year strategic and capital allocation plan.

The Board remains committed to robust independent leadership, and the independent directors have elected William E. Kennard as the Board’s Independent Lead Director. Our Corporate Governance Guidelines require the appointment of an independent Lead Director with robust and clearly defined responsibilities in situations where the Chairman is not independent, as described in detail under the section below “Duties and Responsibilities – Independent Lead Director.” As Independent Lead Director, Mr. Kennard acts as the principal liaison between the non-management Directors and the CEO, and he coordinates the activities of the non-management Directors when acting as a group. Mr. Kennard most recently served as AT&T’s independent Chairman and, given the similarities of the roles, the Board determined Mr. Kennard continues to be well-suited for the Independent Lead Director role. In addition to his Board leadership experience, he has expertise in the global communications industry and knowledge of our complex regulatory landscape which enable him to effectively serve in the role. He has also regularly participated in meetings with stockholders through our annual engagement program.

Each of the Audit, Human Resources, Governance and Policy, and Corporate Development and Finance Committees is composed entirely of independent Directors.

2025 PROXY	11	AT&T INC.

CORPORATE GOVERNANCE

The Board will continue to regularly review its leadership structure given the Company’s needs, circumstances, and opportunities at a given time, and we plan to continue our practice of regularly discussing our leadership structure with stockholders.

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting in consultation with the Independent Lead Director
•	Approves the agenda for each stockholder meeting in consultation with the Independent Lead Director

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

Independent Lead Director

•	Presides at meetings of the Board at which the Chairman is not present
•	Presides at executive sessions of the independent Directors
•	Prepares the agenda for the executive sessions of the independent Directors
•	Acts as the principal liaison between the independent Directors and the Chairman and Chief Executive Officer
•	Coordinates the activities of the independent Directors when acting as a group
•	Approves the agenda for each Board meeting in consultation with the Chairman
•	Approves meeting schedules to ensure there is sufficient time for discussion of all agenda items
•	If requested by major stockholders, is available for consultation and direct communication and acts as a contact for other interested persons
•	Shares with other Directors, as deemed appropriate, letters and other contacts received

In addition, the Independent Lead Director may:

•	call meetings of the independent Directors in addition to the quarterly meetings, and
•	require information relating to any matter to be distributed to the Board

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk over the short-, medium- and long-term. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks, as well as for disclosing our material risks in our periodic reports. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic, environmental and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas. In accordance with its charter, the Audit Committee provides the senior internal auditing executive with access to communicate personally and directly with the members of the Committee at any time on any auditing or internal control matter, and it provides the Chief Compliance Officer with such access on any matter of compliance and ethics. The

AT&T INC.	12	2025 PROXY

CORPORATE GOVERNANCE

Chief Compliance Officer reports to the Senior Executive Vice President and General Counsel.

The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation. In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at investors.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Governance and Policy Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities; and
•	experience, geographic location, and special talents or personal attributes.

Stockholders who wish to suggest qualified candidates should write to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Governance and Policy Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE.

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Scott T. Ford	Michael B. McCallister
Glenn H. Hutchins*	Beth E. Mooney
William E. Kennard	Matthew K. Rose
Stephen J. Luczo	Cynthia B. Taylor
Marissa A. Mayer	Luis A. Ubiñas

*	Mr. Hutchins is not standing for re-election at the 2025 Annual Meeting.

In addition, each member of the Audit Committee, the Governance and Policy Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees. Each of the entities where Mr. Ford and Ms. Taylor serve as executive officers purchased communications services from subsidiaries of AT&T. In each case for the year 2024:

•	The relevant products and services were provided by AT&T on terms determined on an arm’s length basis that were comparable to the terms provided to similarly situated customers;
•	The transactions were made in the ordinary course of business of each company; and

2025 PROXY	13	AT&T INC.

CORPORATE GOVERNANCE

•

The total payments to AT&T by the other company (for communications services) were each less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE Listing Standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company in which he has a less than 5% equity interest, invests in certain companies that engage in commercial transactions with AT&T. Noting Mr. Kennard’s limited ownership interest in this management company and that he is not an employee or Executive Officer of this management company or of any of these investee companies, together with the fact that AT&T’s revenues from and spending with each of these investee companies are not material to AT&T, the Board determined that Mr. Kennard is independent.

BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established five standing committees of Directors, the principal responsibilities of which are described below. The information below is as of April 4, 2025. Promptly after our Annual Stockholders Meeting, the Board will determine any changes to committee membership or leadership for the coming year. The charters for each of these committees may be found on our website at investors.att.com.

AUDIT COMMITTEE

Meetings in 2024: 11 Cynthia B. Taylor, Chair ∎ Stephen J. Luczo Marissa A. Mayer Michael B. McCallister ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters

- enterprise risk management, including privacy and data security

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

GOVERNANCE AND POLICY COMMITTEE

Meetings in 2024: 5 Glenn H. Hutchins, Chair William E. Kennard Beth E. Mooney Luis A. Ubiñas Consists of four independent Directors.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

AT&T INC.	14	2025 PROXY

CORPORATE GOVERNANCE

HUMAN RESOURCES COMMITTEE

Meetings in 2024: 5 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Luis A. Ubiñas Consists of five independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

Meetings in 2024: 5 Stephen J. Luczo, Chair Scott T. Ford Glenn H. Hutchins Marissa A. Mayer Matthew K. Rose Consists of five independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

EXECUTIVE COMMITTEE

John T. Stankey, Chair Glenn H. Hutchins Stephen J. Luczo Beth E. Mooney Cynthia B. Taylor Consists of the Chairman of the Board and the Chairpersons of our four other standing committees.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2024.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Communicating with Your Board

Interested persons may contact the Board of Directors, the non-management Directors, the Chairman, the Lead Director or any other individual Directors by sending written comments through the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request. The Office does not forward or summarize advertisements, solicitations or other inappropriate materials.

2025 PROXY	15	AT&T INC.

CORPORATE GOVERNANCE

Annual Multi-Step Board Evaluations

Each year, the Governance and Policy Committee and the Lead Director guide the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

ONE-ON-ONE DIRECTOR PEER EVALUATIONS

Members discuss the performance of other members of the Board-including their:

•  Understanding of the business

•  Meeting attendance

•  Preparation and participation in Board activities

•  Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable.

ONGOING FEEDBACK

•  Directors provide ongoing, real-time feedback outside of the evaluation process

•  Lines of communication between our Directors and management are always open

•  The Lead Director and Committee Chair both have individual conversations with each member of the Board – providing further opportunity for dialogue and improvement

•  Follow up – Results or feedback requiring additional consideration are addressed, where appropriate

COMMITTEE SELF-EVALUATIONS

Candid open discussion to review the following:

•  Committee process and substance

•  Committee effectiveness, structure, composition, and culture

•  Overall Committee dynamics

•  Committee Charter

BOARD SELF-EVALUATION SURVEY

The self-evaluation survey (reviewed annually by the Governance and Policy Committee) addresses key topics such as those below, among other things:

•  Process and substance

•  Effectiveness, structure, composition, culture, and overall Board dynamics

•  Performance in key areas

•  Specific issues which should be discussed in the future

Responses are discussed and changes and improvements are implemented, if applicable.

AT&T INC.	16	2025 PROXY

CORPORATE GOVERNANCE

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant, the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Governance and Policy Committee and that each such transaction be approved by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

The Committee will prohibit a Related Party Transaction if it determines such transaction to be inconsistent with the interests of the Company and its stockholders.

The employment of the following persons was approved by the Governance and Policy Committee under the Company’s Related Party Transactions Policy. The rate of pay for each of these employees is similar to the rates of pay for comparable positions at the Company.

During 2024, the daughter of John Stankey, Chief Executive Officer and President, was employed by an AT&T subsidiary with approximate annual gross compensation, including incentive awards, of $143,095. Also during 2024, a brother-in-law of Lori Lee, Global Marketing Officer and Senior Executive Vice President-Human Resources and International, was employed by an AT&T subsidiary with approximate annual gross compensation of $128,357.

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Governance and Policy Committee. The Governance and Policy Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Glenn H. Hutchins (Chair), William E. Kennard, Beth E. Mooney and Luis A. Ubiñas. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

2025 PROXY	17	AT&T INC.

CORPORATE GOVERNANCE

The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2024 Compensation	Amount ($)

Annual Retainer	140,000

Chairman of the Board	250,000

Committee Chair Retainer

Audit Committee	40,000

Human Resources Committee	30,000

Corporate Development and Finance Committee	25,000

Governance and Policy Committee	25,000

Annual Award of Deferred Stock Units	220,000

Annual Communications Services Stipend

With AT&T’s service area	4,000

Outside AT&T’s service area	6,000

Beginning in 2025 the Lead Director retainer will be $60,000. Mr. Stankey will receive no additional compensation for serving as Chairman.

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the grant is made. A non-employee Director who is first elected to the Board on a day other than the day of the Annual Meeting receives a prorated grant based on the number of days served prior to the next Annual Meeting (using an assumed next Annual Meeting date one year following the last Annual Meeting). Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to three annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive installation of equipment for the provision of Internet service at the Director’s primary residence, provided the residence is served by an AT&T affiliate. Monthly billing for such service is paid by the Director. Each Director within AT&T’s service area receives an annual stipend of $4,000, and each Director outside of AT&T’s service area receives an annual stipend of $6,000. In addition, each Director is entitled to receive one phone and one tablet every two years. Monthly billing for service for such devices is paid by the Director.

AT&T INC.	18	2025 PROXY

CORPORATE GOVERNANCE

2024 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2024 (excluding Mr. Stankey, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Total ($)

SCOTT T. FORD	$165,000	$220,000	$385,000

GLENN H. HUTCHINS	$165,000	$220,000	$385,000

WILLIAM E. KENNARD	$390,000	$220,000	$610,000

STEPHEN J. LUCZO	$140,000	$220,000	$360,000

MARISSA A. MAYER(C)	$175,000	$266,885	$441,885

MICHAEL B. MCCALLISTER	$140,000	$220,000	$360,000

BETH E. MOONEY	$170,000	$220,000	$390,000

MATTHEW K. ROSE	$140,000	$220,000	$360,000

CYNTHIA B. TAYLOR	$180,000	$220,000	$400,000

LUIS A. UBIÑAS	$140,000	$220,000	$360,000

NOTE (a). The table below shows the number of deferred stock units or shares of common stock purchased in 2024 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2024

SCOTT T. FORD	8,634

GLENN H. HUTCHINS	8,634

STEPHEN J. LUCZO	7,326

MATTHEW K. ROSE	7,326

CYNTHIA B. TAYLOR	9,419

Director	Shares of Common Stock Purchased in 2024

MICHAEL B. MCCALLISTER	3,663

NOTE (b). Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2024, for each Director can be found in the “Common Stock Ownership” section beginning on page 21.

NOTE (c). Ms. Mayer was elected to the Board on March 1, 2024. Amounts in the Fees Earned or Paid in Cash and the Stock Awards columns include prorated amounts for service from her election until the 2024 Annual Meeting.

2025 PROXY	19	AT&T INC.

COMMON STOCK OWNERSHIP

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of the dates indicated in the footnotes (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BLACKROCK, INC. 50 Hudson Yards, New York, NY 10001	533,538,337	(1)	7.5%

THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	622,382,246	(2)	8.7%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, which reported the following: sole voting power of 480,026,166 shares; shared voting power of 0 shares; sole dispositive power of 533,538,337 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, which reported the following: sole voting power of 0 shares; shared voting power of 9,177,638 shares; sole dispositive power of 590,710,146 shares, and shared dispositive power of 31,672,100 shares.

AT&T INC.	20	2025 PROXY

COMMON STOCK OWNERSHIP

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2024, held by each Director, nominee, and officer named in the Summary Compensation Table on page 44. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (1)	Restricted Stock Units (2)	Number of Shared Voting and Investment Power Shares	Non-Voting Vested Stock Units (3)

SCOTT T. FORD	81,319		0	228,701

GLENN H. HUTCHINS (4)	167,651		167,651	206,349

WILLIAM E. KENNARD	0		0	119,351

STEPHEN J. LUCZO	562,500		0	106,261

MARISSA A. MAYER	0		0	15,180

MICHAEL B. MCCALLISTER	69,076		69,076	138,672

BETH E. MOONEY	28,700		0	167,482

MATTHEW K. ROSE	208,050		208,050	303,335

CYNTHIA B. TAYLOR (5)	5,718		516	178,924

LUIS A. UBIÑAS	0		0	51,862

JOHN T. STANKEY	1,198,962	198,029	985,179	293,216

PASCAL DESROCHES	674,291	100,216	16,920	332,037

LORI LEE	470,643	66,916	391,151	79,653

DAVID R. MCATEE II	815,863	88,569	546,358	465,751

JEFFERY S. MCELFRESH	513,139	118,717	0	264,440

All Executive Officers and Directors as a group (consisting of 19 persons, including those named above)	6,072,022	756,962	2,406,153	3,007,632

NOTE (1). Includes restricted stock units distributable within 60 days of the date of this table. See Note (2).

NOTE (2). Restricted stock units distributable within 60 days of the date of this table.

NOTE (3). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of

Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (4). Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

NOTE (5). Includes 320 shares of AT&T Preferred C stock.

2025 PROXY	21	AT&T INC.

Corporate Responsibility Oversight and Reporting

The Governance and Policy Committee (GPC) of the Board – composed entirely of independent Directors – has direct oversight of Corporate Responsibility strategy, related policies, programs and reporting. It also oversees our policies for political and philanthropic giving. Our Chief Sustainability Officer (CSO) presents at the GPC and Board meetings and provides educational materials through a Board portal. Materials and discussions about Corporate Responsibility (CR) topics throughout the year include but are not limited to digital divide, employee inclusion, privacy, artificial intelligence governance, environmental stewardship, CR reporting, and political and charitable contributions. In addition to the CSO, other executives present at GPC meetings on their areas of specialization, including our Vice President – Culture and Inclusion, who presents workforce metrics. The CSO and other executives also hold discussions with individual Board members as needed throughout the year.

Two other Board committees oversee specific aspects of our CR program – the Audit Committee and the Human Resources Committee. The Audit Committee oversees AT&T compliance with legal and regulatory requirements, as well as enterprise risk assessment activities, including privacy and data security. The Human Resources Committee oversees human capital management at AT&T.

Our CSO oversees internal management of AT&T’s CR strategy and opportunities. Our Senior Vice President – Audit Services oversees internal enterprise risk assessment activities and audit functions, including analysis of risks and disclosures, and associated processes, controls and assurance. Internally, our CSO leads our CR Governance Council, which comprises more than a dozen executives who lead the business operations aligned to our most important CR focus areas. The CR Governance Council is engaged throughout the year on issues relevant to their expertise, and convened for two official meetings in 2024, covering topics such as digital divide, environmental stewardship, CR reporting, and employee inclusion.

In consideration of our stakeholders, we deliver a comprehensive reporting suite featuring comparable metrics. To do so, we align our reporting with several voluntary reporting frameworks. These include the Global Reporting Initiative Standard, the Sustainability Accounting Standards Board Standard, the Task Force on Climate-related Financial Disclosures, and the CDP Climate Change assessment.

Information about our CR programs, commitments and performance can be found on our website at sustainability.att.com. This website address is for information only and is not intended to be an active link or to incorporate any website information into this document.

AT&T INC.	22	2025 PROXY

AUDIT COMMITTEE

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at investors.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, AT&T’s compliance with legal and regulatory matters, and enterprise risk management, including privacy and data security.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange. The members of the Audit Committee are Ms. Taylor (Chair), Mr. Luczo, Ms. Mayer, and Mr. McCallister each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Ms. Taylor is an “audit committee financial expert.” Although the Board of Directors has determined that she has the requisite attributes to be considered an “audit committee financial expert” as defined under SEC rules, her responsibilities are the same as those of the other Audit Committee members. She is not AT&T’s auditor or accountant, does not perform “field work” and is not a full-time employee. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation.

2025 PROXY	23	AT&T INC.

AUDIT COMMITTEE

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2024 and 2023 are shown in the following table:

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2024	2023

Audit Fees (a)	$38.0	$36.7

Audit Related Fees (b)	0.5	3.7

Tax Fees (c)	1.5	2.5

All Other Fees (d)	0.0	0.0

Note (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

Note (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees. No fees were incurred in 2024 or 2023 for services other than audit, audit related and tax.

AT&T INC.	24	2025 PROXY

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2024; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2024, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 4, 2025	The Audit Committee
Cynthia B. Taylor, Chair
Stephen J. Luczo
Marissa A. Mayer
Michael B. McCallister

2025 PROXY	25	AT&T INC.

Compensation Discussion and Analysis

2024 NAMED EXECUTIVE OFFICERS

John Stankey	Pascal Desroches	Lori Lee	David McAtee	Jeff McElfresh
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer	Global Marketing Officer and Senior Executive Vice President-HR and International	Senior Executive Vice President and General Counsel	Chief Operating Officer

EXECUTIVE COMPENSATION PROGRAM

AT&T’s Human Resources Committee (the Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation and performance in a large and complex organization. In the following pages, we discuss the elements of our compensation program and how our program supports pay for performance.

EXECUTIVE SUMMARY

2024 KEY ACCOMPLISHMENTS

In 2024, we continued to live our purpose of connecting people to greater possibility – with expertise, simplicity and inspiration. Our consistent investment-led strategy benefits both customers and shareholders over the long run. As the only provider that owns and operates scaled 5G and fiber networks, we’re uniquely positioned to deliver the converged connectivity experiences that customers want. Our 2024 key accomplishments are highlighted as follows:

•

We are growing wireless and AT&T Fiber the right way. In 2024, we added 1.65 million Mobility postpaid phone net adds to North America’s largest wireless network[1], maintained industry low churn and grew Mobility service revenues by 3.5%.

•

With AT&T Fiber, we have the nation’s largest consumer fiber network[2] and have added 1 million, or more, net adds for seven consecutive years. In 2024, we grew broadband revenues by 7.2% with fiber revenues growing 17.9%. There’s tremendous runway for converged subscriber growth, as 4 out of 10 AT&T Fiber households also had postpaid phone service at the end of 2024.

•	We added 2.4 million AT&T Fiber locations passed during the year and had a total of 29 million total[3] fiber locations passed at the end of 2024.

•	We expanded AT&T Internet Air for consumers to parts of 47 states and reached 0.6 million subscribers at the end of 2024. We also launched the service nationwide for businesses.

•

We announced an agreement to sell our entire 70% stake in DIRECTV to TPG in a non-contingent transaction subject to customary closing conditions, that is expected to close mid-2025. This sale allows AT&T to continue to focus on being the leading wireless and fiber connectivity company in America.

[1]	Based on comparison of carrier owned and operated networks. No AT&T on-net coverage in select countries, including Canada.
[2]	Based on fiber to the home households using the latest publicly available data.
[3]	Includes consumer and business locations.

AT&T INC.	26	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

•

In total, we delivered cash from operations of $38.8 billion for the full year, which is up $0.5 billion compared to 2023. We generated full-year free cash flow[4] of $17.6 billion, which is up $0.9 billion compared to 2023.

•

We made solid progress on strengthening our balance sheet. Total debt was $123.5 billion at the end of the fourth-quarter 2024 and net debt[4] was $120.1 billion at year end. We achieved this while investing at near-historic levels with $20.3 billion in capital expenditures and $1.8 billion of cash payments for vendor financing, or $22.1 billion of capital investment[4].

[4]	See Annex A for reconciliation of non-GAAP financial results and Cautionary Language Concerning Forward Looking Statements.

SUMMARY OF INCENTIVE COMPENSATION

The Committee believes that a well-balanced incentive compensation program for Executive Officers aligns their interests with those of stockholders and motivates them to a high level of performance. The following tables summarize the final results of AT&T’s incentive compensation program. As a result of our above target operating results in 2024, awards generally paid out above target.

2024 Short-Term Award Results

Metric	Metric Weight	Attainment	Payout %

Compensation Adjusted Operating Income (Adj OI)	60%	102%	112%

Free Cash Flow (FCF)	20%	103%	114%

Strategic Component	20%	N/A	85%

Weighted Average Payout			107%

See additional details in the section How NEOs Were Paid for Performance in 2024.

Long-Term Award – Performance Share Component Results for 2022-2024 Performance Period

Metric	Metric Weight	Attainment	Payout %

3-Year Compensation Adjusted Earnings Per Share (Adj EPS) Compound Annual Growth Rate (CAGR)	50%	2.0%	109%

3-Year Average Return on Invested Capital (ROIC)	50%	9.0%	119%

3-Year Relative Total Stockholder Return (TSR) Payout Modifier	+20%, 0% or -20%	Quartile 2	0%

Final Long-Term Payout			114%

See additional detail in sections 2022-2024 Long-Term Incentive Adj EPS Growth and ROIC – Actual Performance, Attainment and Payout and Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2024 or early 2025 below.

2025 PROXY	27	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF THE HUMAN RESOURCES COMMITTEE

DECISION MAKING FRAMEWORK

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chair), Mr. Ford, Mr. McCallister, Mr. Rose and Mr. Ubiñas. The Committee’s charter is available on our website at https://investors.att.com. The Committee’s responsibilities include:

Oversight of Compensation	Oversight of Management

•  Determining compensation for our Executive Officers;

•  Reviewing, approving and administering our executive compensation plans and approving employee benefit plans;

•  Establishing performance objectives under our incentive compensation plans;

•  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers; and

•  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive.

•  Evaluating the performance of the Chief Executive Officer (CEO);

•  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•  Succession planning for Executive Officer positions, including the CEO position.

GUIDING PAY PRINCIPLES

The Committee believes that our programs should align with stockholder interests, be competitive and market-based, reflect our pay for performance philosophy and balance both short- and long-term focus. To that end, we incorporate many best practices in our compensation programs and avoid ones that are not aligned with our guiding pay principles.

Alignment with Stockholders

Incorporate stockholder perspectives and feedback into any compensation program enhancements. Engagement with stockholders is a key part of the Committee’s decision-making process and AT&T has a long history of incorporating stockholder perspectives into our executive compensation program. Our annual engagement with stockholders in the spring and fall led to stockholders supporting our program with 90% of votes cast for approval of the “say on pay” proposal at the 2024 Annual Meeting of Stockholders. See Stockholder Engagement in the “Proxy Statement Summary” for details of discussions with stockholders.

Balanced Short- and Long-Term Focus

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals that contribute to our success. For example, see at-risk target compensation for each Named Executive Officer (NEO) under 2024 Total Target Compensation and Pay Mix.

Competitive and Market Based

Evaluate our compensation and benefits compared to appropriate peer companies to ensure we attract and retain world-class talent with leadership abilities and experience necessary to develop and execute business strategies, obtain superior results and build long-term stockholder value.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives while remaining easy to explain and communicate.

AT&T INC.	28	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

PAY GOVERNANCE

The Committee designs our compensation and benefits program around the following market-leading practices:

✓ OUR PRACTICES	✗ WHAT WE DON’T DO

✓  Pay for performance.

✓  Multiple performance metrics and multi-year time horizons.

✓  Stock ownership and holding period requirements.

✓  Regular engagement with stockholders.

✓  Dividend equivalents.

✓  Restitution and Clawback policies.

✓  Severance policy limits payments to 2.99 times salary and target bonus.

✗  No “single trigger” change in control provisions.

✗  No tax gross-ups, except in extenuating circumstances.

✗  No hedging or short sales of AT&T stock or stock-based awards and no guaranteed bonuses.

✗  No supplemental executive retirement benefits for officers promoted/hired after 2008.

✗  No excessive dilution; as of July 1, 2024, our total dilution was 0.9% of outstanding stock.

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2024 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain and motivate our executives to lead the Company effectively, thus creating stockholder value. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future. The chart below more fully describes the elements of total direct compensation and benefits and their link to our business and talent strategies. The Committee also believes that benefits provided to our executives play an essential role in our broader strategy to attract and retain top talent in a competitive industry.

	Reward Element	Focus	Link to Business and Talent Strategies

FIXED PAY	Base Salary	Current Year

•  Provides current compensation for the day-to-day responsibilities.

•  Current pay level recognizes experience, skill and performance, with the goal of being market competitive.

•  Future adjustments may be based on individual performance, pay relative to other executives and/or pay relative to market.

AT-RISK PAY	Short-Term Incentives	Current Year

•  Aligns pay with the achievement of short-term Company objectives.

•  Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with actual performance.

	Long-Term Incentives	Multi-year	• Motivates and rewards the achievement of long-term Company objectives with 75% Performance Shares and 25% Restricted Stock Units. • Aligns executive and stockholder interests.

2025 PROXY	29	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2024 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys, then presents findings to the Committee for their review and decision-making process.

How the Peer Group Was Chosen

In 2024, after reviewing input from its consultant, the Committee established a peer group that was representative of companies consistent with AT&T’s business. The Committee and independent consultant confirmed that the peer group composition reflected AT&T’s scope (revenue, market capitalization and enterprise value) and investments in technology and tech-enabled services.

As previewed last year, following the Committee’s regular review of the peer group and considering feedback from our stockholders, changes were made for 2024 to proactively align the company’s size and business operations to a peer group that includes competitors for talent and investor dollars by removing mega cap companies (Alphabet, Amazon, Apple and Microsoft).

2024 AT&T Peer Group
Boeing	Cisco	General Electric	IBM	Netflix	Salesforce	UPS	Walmart
Charter	Comcast	General Motors	Intel	Oracle	T-Mobile US	Verizon	Walt Disney

The Committee’s Process for Establishing 2024 Target Compensation

The Committee’s consultant reviewed peer group market data with members of management and the CEO (for Executive Officers other than himself) to confirm comparability of job positioning and responsibilities between jobs at AT&T and the peer group. After completing this review, the consultant presented the market data to the Committee.

The Committee then used the market data along with the CEO’s evaluation of performance and compensation recommendations for the other Executive Officers and applied its judgment and experience to set Executive Officer target compensation. In doing so, it considered additional factors, including market competition for the position and the executive’s experience, performance, contributions, long-term potential and leadership.

In addition, to determine CEO pay, the Board continued to use its formal annual performance evaluation process. The performance evaluation consists of the Board reviewing key strategic and leadership behaviors and providing feedback directly to Mr. Stankey regarding his performance and the performance of the company.

2024 Total Target Compensation and Pay Mix

The Committee designs the executive compensation program to include at-risk pay such as incentive awards and stock-based compensation. These incentives tie the interests of our executives to those of our stockholders.

As explained above, the Committee reviewed target pay in January and determined 2024 total target compensation for the NEOs as follows to align with market data of peers. As a result of this review and evaluation of individual performance, the Committee approved an increase to Mr. Desroches’ long-term target compensation of $1 million to align with market peers amidst increasing competition for talent, while maintaining our commitment to incentivize performance aligned with the long-term interests of stockholders. No other adjustments were made.

AT&T INC.	30	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

The target long-term values are comprised of 75% Performance Shares and 25% Restricted Stock Units (RSUs). This excludes the Strategic Alignment Awards the Committee granted in December 2024. See more details in the 2024 Long-Term Grants section.

	2024 Total Compensation
NEO	Base Salary	Target Short-Term	Target Long-Term	Total

John Stankey	$2,400,000	$5,600,000	$16,500,000	$24,500,000

Pascal Desroches	$1,250,000	$2,750,000	$8,500,000	$12,500,000

Lori Lee	$750,000	$1,350,000	$5,125,000	$7,225,000

David McAtee	$1,300,000	$2,700,000	$7,000,000	$11,000,000

Jeff McElfresh	$1,250,000	$2,750,000	$9,000,000	$13,000,000

2024 Target Pay Mix

HOW NEOs WERE PAID FOR PERFORMANCE IN 2024

2024 Short-Term Incentive Awards – Performance Targets

After reviewing the business strategy and plan in early 2024, the Committee decided to make no change to performance metrics applicable to 2024 short-term incentive awards given their continued link to our business strategy and success in focusing leaders to achieve AT&T’s financial, operational and strategic goals. The Committee also considered feedback from stockholders in its decision to maintain the metrics for 2024. For Executive Officers, it chose to maintain the strategic metric with a 20% weighting to further drive performance within the framework of AT&T’s culture, purpose and strategy. Targets for each metric were thoughtfully updated year over year to ensure incentivized performance while balancing risk taking.

2024 SHORT-TERM INCENTIVE PLAN METRICS AND WEIGHTINGS

2025 PROXY	31	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

SHORT-TERM INCENTIVE PAYOUT TABLE STRUCTURE (Financial Metrics)
Payout Level	Attainment	Payout	Adj OI and FCF each have a payout table that uses the same structure. Interpolation is used to determine payout percentages for results that fall between attainment levels shown.
Maximum	110%	150%
Target	100%	100%
	94%	50%
Threshold	82%	30%

2024 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

Final Award Determination:

The table below shows the performance adjusted award payout for each NEO based on the achievement of the goals set by the Committee.

NEO	Target Short-Term	Short-Term Payout %	Final Award Paid

John Stankey	$5,600,000	107%	$5,992,000

Pascal Desroches	$2,750,000	107%	$2,942,500

Lori Lee	$1,350,000	107%	$1,444,500

David McAtee	$2,700,000	107%	$2,889,000

Jeff McElfresh	$2,750,000	107%	$2,942,500

The Committee maintains the discretion to adjust the formula-driven payout as it deems appropriate in order to align Executive Officer pay with performance. It did not make discretionary adjustments for individual performance or to the formulaic component of short-term awards for 2024.

Financial Metric Results—80% Weighting

The charts below depict the performance goal attainment, final payout percentage and reconciliation of adjustments based on pre-determined exclusions. The strategic metric results are discussed after the financial results.

2024 Short-Term Incentive Performance Goals and Attainment

1. Operating Income results were adjusted as follows:		2. Free Cash Flow results were adjusted as follows:

Operating Income	$19,049	Free Cash Flow	$17,644
Adjustments per Grant Terms:		Adjustments per Grant Terms:
Merger & Acquisition Activity	$60	No adjustments	$0

Non-cash Accounting Write-downs	$5,294
Benefit Plans & Rabbi Trusts	($18)

Operating Income for Compensation	$24,385	Free Cash Flow for Compensation	$17,644

AT&T INC.	32	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Metric Results—20% Weighting

The Committee approved 85% payout of the strategic metric (20% weighting) for all the NEOs, based on the goals and accomplishments listed below. While we had a strong year and met most of our commitments, there were three areas where results were below expectations: network reliability and security, Business segment repositioning, and the pace of cultural transformation.

Achieve results aligned with our company’s purpose, culture, and strategy, including narrowing the digital divide, worker health and safety, and global emissions reduction.

•

Ranked #1 Most Admired in the Telecom industry by Fortune, excelling in innovation, people management, use of corporate assets, social responsibility, quality of management, financial soundness, long-term investment value, and quality of products/services.

•

Consumer converged Net Promoter Score (NPS) led the industry with fiber up 4 pts and Mobility up 7 pts; we’re the industry leader in Wireless and Internet NPS for Medium Businesses and rank second for Enterprise. Consumer and Enterprise Brand Love (perception) scores were up 4 pts.

•

Accelerated our high-performance cultural transformation by benchmarking against best-in-class companies, using the recommendations to reinforce individual leader behavior and demonstrate visible actions through our AT&T Guarantee, empowered product teams and leadership behavior toolkits. But we must move at a faster pace.

•

Rightsized our management workforce (down 6%) and centralized domestic national management employees to 9 metro hubs (87% of our population is now located here, up from 77% in 2022) in order to improve collaboration.

•	Committed an incremental $3B by 2030 to help close the digital divide, for a total commitment of $5B since 2021.
•

Awarded Best Community Resilience and Disaster Response Program from the U.S. Chamber of Commerce for restoring connectivity post-disaster using assets like portable cell sites and satellite solutions.

•	Committed to fostering a workplace that promotes employees’ physical and mental wellbeing with 74% of employees engaged in wellbeing programs, up 8% vs. 2023.
•

Ratified 7 bargaining contracts representing 30K employees increasing company contributions to healthcare and wellness. Ended a 30-day work stoppage with the Communications Workers of America in the Southeast covering ~15K employees.

•	Continued practices that ensure environmental stewardship.

Build durable relationships with customers, employees, and shareholders.

•	Accelerate our multi-year transformation initiative to build on our existing strong customer service.
•	Work collaboratively across the organization to build a highly engaged and inclusive workforce.
•	Consistently put shareholder value above the interests of our respective organizations.
•	While we moved quickly and with transparency to minimize the impact, network outages and data incidents drew public attention and impacted our customers.
•	Maintained industry low postpaid phone churn in 2024, demonstrating strong customer service and experience.
•	Internal surveys demonstrated that ~80% of participants affirmed that AT&T is dedicated to fostering an inclusive workforce.
•	During 2024, we engaged with stockholders representing approximately 30% of shares outstanding.
•

Hosted an Analyst & Investor Day marking a key milestone in our transformation. Laid out the company’s investment-led growth strategy and capital allocation plans, and why the balanced approach is the best path forward for customers, investors, and employees.

Drive sustainable growth.

Continued to grow high quality, converged customer relationships.

•	Delivered 1.65M Mobility postpaid phone net adds; 41 straight quarters of Cricket positive subscriber growth; FirstNet surpassed 6.7M connections.
•	Added 1M, or more, fiber subscribers for the seventh consecutive year, surpassing 9M total subscribers.
•	Achieved 40% strategic convergence; 4 of 10 AT&T Fiber households had AT&T postpaid phone service at the end of 2024.
•

Deepened customer relationships through successful product launches (e.g., AT&T Turbo, AT&T Dynamic Defense, AT&T Internet Air for Business, Fiber and 5G Integrated Gateway for Businesses and Consumers).

•	Leaning into our strengths in 5G, fiber and convergence, Mobility service and Consumer Wireline revenues grew.
•	Business Wireline contributed lower revenue in geographies where secular pressures are impacting legacy services.

Solidified position as leading converged network operator with owners’ economics.

•	Extended our lead as largest U.S. fiber broadband provider; passed ~29M total[1] customer locations by the end of 2024.
•	Accelerated the modernization (open Radio Access Network architecture) of our wireless network; by the end of 2024, the network covers more than 270M 5G mid-band POPs.
•	Expanded our coverage reach through a commercial agreement with AST SpaceMobile – will provide their space-based broadband network direct to AT&T customers.
•

Led the industry in our transition to upgrade customers from legacy copper to next generation services and reduced the square mileage of regulated legacy services by 50%, achieving this ahead of our 2025 commitment.

Strengthen the balance sheet.

•	Generated full-year free cash flow[2] of $17.6B, up $0.9B over 2023.
•	Reduced total debt by ~$14B and net debt[2] by ~$9B, while investing at near-historic levels with $22.1B capital investment[2].
•	Improved and stabilized returns – AT&T’s stock delivered total shareholder returns of more than 40%.

[1]	Includes consumer and business locations.
[2]	See Annex A for reconciliation of non-GAAP financial results.

2025 PROXY	33	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

LONG-TERM INCENTIVE PLAN AWARDS

Below we describe long-term awards our NEOs earned in 2024 or early 2025.

Performance shares granted in 2022

•	Comprise 75% of the Long-Term Award and span a three-year performance period from 2022 to 2024, with 50% Adj EPS Growth, 50% ROIC and relative TSR payout modifier metrics.
•	The payout value is based on the combination of performance attainment and common stock price performance.
•

Each Performance Share is a notional share equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

•	Once vested, Performance Shares settle 66% in cash and 34% in common stock.
•	The amount of cash to be paid is based on our stock price on the date the award payout is approved. When combined with the RSU distribution, NEOs receive 50% of their long-term incentive compensation distributions in stock.
•	Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

Restricted stock units granted in 2021, 2022 and 2023

•	Comprise 25% of the Long-Term Award, have a three-year restriction period and vest ratably.
•	RSUs vest and pay in common stock 33-1/3% per year over three years unless they vest earlier due to retirement eligibility. They distribute on the normal schedule regardless of when they vest.
•	The payout value is based on common stock price performance. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

2022-2024 Long-Term Incentive Adj EPS Growth and ROIC – Actual Performance, Attainment and Payout

Determination of Adj EPS Growth Performance Goal

We established a three-year Adj EPS CAGR performance target of 1.4% at the beginning of the three-year performance period. We calculate the growth rate by comparing our 2021 standalone adjusted EPS1 to 2024 Adj EPS. 2024 Adj EPS is calculated by applying the applicable performance exclusions to diluted EPS as shown in the table below.

Performance in Relation to Target

Actual performance below the target results in decreasing levels of award payout. No payout is earned if the actual performance is less than (1.0%). 100% payout is earned if actual performance equals

1.4%. Attainment above the performance target provides for higher levels of award payout, up to the maximum payout of 200% if actual performance is 10.2% or more.

Actual Performance

After conclusion of the performance period, the Committee determined (using the Adj EPS Growth payout table summarized below) that we achieved an Adj EPS CAGR of 2.0%, which was 60 basis points above the performance target established at the beginning of the three-year period. As a result, 109% Adj EPS Growth payout is applied to the related Performance Shares as calculated in accordance with the payout table below.

[1]

Standalone AT&T results reflect the historical operating results presented as continuing operations and exclude U.S. Video and other dispositions that did not meet the criteria for discontinued operations.

AT&T INC.	34	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Determination of ROIC Performance Goal

We established a ROIC performance target of 8.6% at the beginning of the three-year performance period. We calculate ROIC by dividing our compensation adjusted Net Income by the sum of the compensation adjusted average debt and compensation adjusted average stockholder equity for the relevant year. Compensation adjusted Net income is calculated by taking our annual net income and adding back after-tax interest expense and adjusting for the applicable performance exclusions as shown in the table below. The ROIC for each year is then averaged over the three-year performance period to determine the final performance.

Performance in Relation to Target

Actual performance below the target results in decreasing levels of award payout. No payout is earned if actual performance is less than 7.9%. 100% payout is earned if actual performance equals 8.6%. Attainment above the performance target provides for higher levels of award payout, up to the maximum payout of 200% if actual performance is 10.6% or more.

Actual Performance

After conclusion of the performance period, the Committee determined (using the ROIC payout table summarized below) that we achieved an actual ROIC of 9.0%, which was 40 basis points above the performance target established at the beginning of the three-year period. As a result, 119% ROIC Payout is applied to the related Performance Shares as calculated in accordance with the payout table below.

2025 PROXY	35	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

As a result of the Adj EPS Growth and ROIC payouts each weighted at 50%, the Committee directed a Final Long-Term Payout of 114% of the related Performance Shares be distributed as calculated in accordance with the payout tables above and the Long-Term Award – Performance Share Component Results for 2022-2024 Performance Period (before applying the TSR modifier in accordance with the following chart).

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2022 Performance Share grant:

Relative TSR Payout Modifier for the 2022 - 2024 Performance Period

	AT&T Return vs. Peer Group	Payout Modifier

	Top Quartile	Add 20 percentage points to final Adj EPS Growth and ROIC payout percentage (only if AT&T’s TSR is positive)

Our 3-year TSR of 48.3% ranks us in the 75th percentile of the peer group	Quartile 2	No adjustment to Adj EPS Growth and ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 20 percentage points from final Adj EPS Growth and ROIC payout percentage

AT&T INC.	36	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant.

TSR Peer Group for 2022 Performance Share Grant

Alphabet	Boeing	Comcast	IBM	Netflix	T-Mobile US	Walmart

Amazon	Charter	General Electric	Intel	Oracle	UPS	Walt Disney

Apple	Cisco	General Motors	Microsoft	Salesforce	Verizon

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2024 or early 2025

Final Award Determination: Performance Shares Granted in 2022 (75% of the Long-Term Award)

		Shares and Performance Payout Shares granted X (Adj EPS Growth & ROIC Payout +/- TSR Modifier) = Shares Distributed				Final Award Shares distributed X $24.02 = Final Award Paid

NEO	Target Value	Shares Granted	Adj EPS Growth & ROIC Payout	TSR Modifier	Shares Distributed	Ending Stock Price	Final Award Paid

J. Stankey	$10,125,000	512,251	114%	0	583,966	$24.02	$14,026,867

P. Desroches	$5,625,000	284,584	114%	0	324,426	$24.02	$ 7,792,707

L. Lee	$4,143,750	209,643	114%	0	238,993	$24.02	$ 5,740,612

D. McAtee	$5,137,500	259,921	114%	0	296,310	$24.02	$ 7,117,365

J. McElfresh	$7,500,000	379,445	114%	0	432,567	$24.02	$10,390,267

On January 27, 2022, the Committee awarded the Performance Share grant values shown above. The number of shares granted was adjusted for the WarnerMedia spin-off. The Company’s common stock price change and the Adj EPS Growth and ROIC payout over the 3-year performance period increased the value of the shares earned. Therefore, NEOs realized 139% of the award.

Final Award Determination: Restricted Stock Units Granted in 2021, 2022 and 2023 (25% of the Long-Term Award)

	Granted January 28, 2021 33-1/3% of shares granted X $16.48 = Final Award Paid			Granted January 27, 2022 33-1/3% of shares granted X $16.48 = Final Award Paid			Granted January 26, 2023 33-1/3% of shares granted X $16.48 = Final Award Paid

NEO	Target Value	Shares Granted	Third Tranche of Award Paid	Target Value	Shares Granted	Second Tranche of Award Paid	Target Value	Shares Granted	First Tranche of Award Paid

J. Stankey	$1,118,362	47,668	$785,569	$1,125,000	56,917	$937,992	$1,375,000	68,750	$1,133,000

P. Desroches	$500,000	21,186	$349,145	$625,000	31,620	$521,098	$625,000	31,250	$515,000

L. Lee	$335,417	14,212	$234,214	$460,417	23,294	$383,885	$427,083	21,354	$351,914

D. McAtee	$445,833	18,891	$311,324	$570,833	28,880	$475,942	$583,333	29,166	$480,656

J. McElfresh	$708,333	30,014	$494,631	$833,333	42,161	$694,813	$750,000	37,500	$618,000

The Committee awarded the ratable vesting RSU grant values shown above. The number of shares granted in 2021 and 2022 was adjusted for the WarnerMedia spin-off. The Company’s common stock price change during the restriction period reduced the value of the units granted. Each NEO realized 70% of the annual award granted in 2021, 83% of the annual award granted in 2022 and 82% of the annual award granted in 2023.

In addition to the above, Mr. Desroches received a long-term distribution in February 2024 in the amount of $355,745 from his time-based vested tranches of WarnerMedia RSUs issued for 2020-2024. Beginning with the 2021 grant, Mr. Desroches received long-term awards in the same form as other NEOs.

2025 PROXY	37	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

2024 LONG-TERM GRANTS

The following table summarizes annual awards of Performance Shares and RSUs granted in January 2024. This excludes the Strategic Alignment Awards that the Committee granted in December 2024. The total long-term target for 2024 is shown in the 2024 Total Target Compensation and Pay Mix section above.

Name	Performance Shares ($)	RSUs ($)	Weight, Metrics and Vesting Period
			Performance Shares	RSUs

John Stankey	12,375,000	4,125,000	• 75% Weight • 50% Adj EPS Growth and 50% ROIC with Relative TSR Payout Modifier of 20% (only if positive), 0%, or -20% • 3-year performance period	• 25% Weight • Payout value based on common stock price performance only • 3-year restriction period with annual ratable vesting
Pascal Desroches	6,375,000	2,125,000
Lori Lee	3,843,750	1,281,250
David McAtee	5,250,000	1,750,000
Jeff McElfresh	6,750,000	2,250,000

2024 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2024 are for the 2024-2026 performance period. The Committee determined that the Performance Shares would be tied to Adj EPS Growth and ROIC performance metrics with a payout modifier based on a comparison of AT&T’s TSR to the companies comprising the S&P 500 Index.

Adj EPS Growth and ROIC Goals—Payout Table Calculation and Description

We established a three-year Adj EPS CAGR performance target and a three-year average ROIC performance target at the beginning of the three-year performance period. Payouts may occur above or below the target depending on performance attainment. Adj EPS is net income attributable to common stock adjusted for the performance exclusions discussed below, divided by the weighted average shares outstanding for the relevant year. A three-year CAGR is then computed by comparing the Adj EPS for the final year of the performance period to the Adj EPS in the base year of the performance period (year-end 2023), to determine the final performance target. ROIC for the 2024-2026 performance period is net income adjusted for the performance exclusions discussed below, and adjusted to add back after-tax interest expense, divided by the total of the average debt and average stockholder equity for the relevant year. The ROIC for each year is then averaged over the three-year performance period to determine the final performance target. We do not disclose the internal absolute performance targets set for the three-year performance period because such disclosure would include competitively sensitive information and could be construed as earnings guidance; however, Adj EPS and ROIC performance targets are generally aligned to the Company’s long-term financial objectives and are disclosed following the end of the performance period. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

Performance Exclusions

The following performance exclusions apply to the 2024 Performance Share grants. For mergers and acquisitions and disposition activity for significant equity investments or direct or indirect ownership over $2.0 billion, we exclude the impacts of intangible amortization, asset write-offs and impairments, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the impacts of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $300 million in a calendar year: changes in accounting principles, changes in federal or state tax laws, expenses caused by natural disasters, accounting write-downs of goodwill, other intangible assets and fixed assets and accelerated depreciation of fixed assets related to strategic structural changes, accounting gains/losses from asset dispositions and costs related to a legal matter and severance. Further exclusions are dilutive or accretive impact to EPS from repurchases of common shares that varies from budgeted levels of repurchases and impacts related to issuances of common shares for purposes of merger and acquisition activity. Additionally, we disregard the actuarial and

AT&T INC.	38	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

mark-to-market gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and rabbi trusts and compensation and benefit plan funding that varies from budget.

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2024 Performance Share Award payouts may be adjusted based on our positive or negative TSR (stock appreciation plus reinvestment of dividends) performance relative to the companies comprising the S&P 500 Index. TSR performance will be measured by using a beginning stock price based on the average closing price for the 30 trading days immediately prior to the performance period and an ending stock price based on the average closing price for the last 30 trading days of the performance period.

TSR PERFORMANCE MODIFIER

FOR THE 2024-2026 PERFORMANCE PERIOD

AT&T Return vs. S&P 500 Index	Payout Modifier

Top Quartile	Add 20 percentage points to final Adj EPS Growth and ROIC payout percentage (only if AT&T’s TSR is positive)

Quartile 2 Quartile 3	No Adjustment to Adj EPS Growth/ROIC Payout Percentage

Quartile 4	Subtract 20 Percentage Points from Final Adj EPS Growth/ROIC Payout Percentage

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objectives for Adj EPS Growth and ROIC and modifying the awards for relative TSR achievement, if applicable. In addition, the Committee may make discretionary adjustments. Combined Performance Shares and RSU distribution is 50% cash and 50% stock.

2024 RESTRICTED STOCK UNIT GRANTS

The Committee awarded 2024 RSU grants that will vest and distribute 33-1/3% each year over three years. Other grant terms include: (i) dividend equivalents paid quarterly on outstanding RSU grants in cash at the time regular dividends are paid on our common stock, (ii) paid 100% in stock to further tie executives’ interests to those of stockholders, (iii) fully vested at grant for retirement eligible officers; however, the award does not distribute until the scheduled distribution date and (iv) continues to comprise 25% of NEOs’ total long-term incentives with 75% of total long-term incentives granted in the form of Performance Shares.

STRATEGIC ALIGNMENT AWARDS

At our 2024 Analyst & Investor Day in early December 2024, AT&T unveiled its multi-year strategic plan to fuel enhanced shareholder returns through investments in 5G and fiber and announced long-term financial targets through 2027. The Committee determined that the engagement and focus of senior leadership on strategic growth through this period would be critical to the success of AT&T’s multi-year strategic goals. As such, in December 2024, the Committee awarded each of our Executive Officers, other than the CEO, a special Strategic Alignment Award of 87,912 performance-conditioned RSUs, with a target value of $2,000,000. The Committee designed the length and structure of the awards to ensure continuity of leadership and incentivize stock price appreciation resulting from the successful execution of the goals set at the Analyst & Investor Day. Input from AT&T’s independent compensation consultant was also considered when determining the structure and terms of the awards.

The performance-based Strategic Alignment Awards are eligible to vest subject to each NEO’s continuous service through completion of the three-year performance period from January 1, 2025 through December 31, 2027. Full vesting of the RSUs is contingent on the achievement of relative TSR as compared to the S&P 500 as of the date of the grant, in order to further align the executives’ incentive opportunity to stockholder value creation.

2025 PROXY	39	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Specifically, if the Company’s relative TSR over the three-year performance period is in the bottom quartile of the S&P 500, the final number of earned RSUs will be reduced by 20% for each NEO. The final award will be paid 100% in stock to further tie executives’ interests to those of stockholders.

The Committee believes that one-time awards should not be common practice and should only be used to ensure retention of key talent to drive business results and long-term shareholder value. As disclosed in our 2022 proxy statement, the Committee maintains a commitment that in the appropriate circumstance where a one-time grant may be necessary to support the Company’s critical strategic priorities, the grant will include a performance component based on market conditions to focus our leaders on strategic priorities. The 2024 performance-based Strategic Alignment Awards are consistent with this commitment and our broader compensation philosophy.

The Strategic Alignment Awards are subject to forfeiture if the executive terminates employment for any reason, including retirement or a termination without cause, and are intended to provide a strong incentive to focus our key leaders on strategic priorities over the vesting period.

BENEFITS

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent.

•	To support Executive Officers in meeting the needs of the business.

•	To provide for the safety, security and personal health of executives.

We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability. The Committee continuously evaluates these benefits based on needs of the business and prevailing market practices and trends. Benefits for our Executive Officers are outlined below.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of eligible 401(k) contributions. Managers hired externally on or after January 1, 2015, do not earn pension benefits and to account for the lack of a pension benefit, we provide an enhanced 401(k) match of 133-1/3% on the first 3% of eligible 401(k) contributions and 100% on the next 3% of eligible 401(k) contributions.

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two AT&T nonqualified plans. All active NEOs were eligible to elect nonqualified deferrals from 2024 cash compensation through these plans.

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program for AT&T employees, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis.

Cash Deferral Plan

Through this plan, eligible AT&T managers may also defer pre-tax cash compensation in the form of salaries and bonuses.

WarnerMedia Employee Supplemental Savings Plan

Mr. Desroches is the only NEO with an account balance in this nonqualified restoration savings plan, that historically was made available to U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans.

These plans are described more fully in the Executive Compensation Tables section.

AT&T INC.	40	2025 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Pension Benefits

During 2024, we offered a tax-qualified group pension benefit to approximately two-thirds of our AT&T managers. Managers hired externally on or after January 1, 2015, are not eligible to participate in the pension plan and instead receive an enhanced match in the 401(k) plan. Former WarnerMedia managers who remained with AT&T are not eligible to earn pension benefits, though some of these employees have frozen pre-merger Time Warner pension benefits.

We also provide supplemental retirement benefits under nonqualified pension plans, or Supplemental Employee Retirement Plans, to employees who became officers before 2009.

In 2019, Mr. Stankey elected to freeze his Supplemental Employee Retirement Plan (SERP) benefits as if he had retired at the end of 2019. He gave up credits under the plan for all future compensation and service. In exchange, the frozen benefit earns a fixed rate of interest equal to the discount rate used to determine lump sum benefits for participants who retired in 2019. The interest credits continue until the SERP benefits are distributed to participants.

At the end of 2022, the company froze the SERP benefits with similar terms as described above for individuals that were officers of the Company prior to 2009 (since officers appointed after 2008 are not eligible for SERP benefits). This is a limited officer group, including Ms. Lee.

Messrs. Desroches, McAtee and McElfresh are not eligible for any SERP benefits.

Additional information on pension benefits, including these plans, may be found in the Executive Compensation Tables section, following the “Pension Benefits” table.

Personal Benefits

The Committee believes that personal benefits attract and retain talented executives and that the limited cost is outweighed by the benefits to the Company. The benefits are described below and the value can be found in the Personal Benefits Table following the Summary Compensation Table.

Automobile	Includes allowance, fuel and maintenance.
Communications	AT&T products and services provided at little or no incremental cost to the Company.
Company-Owned Club Memberships

To help achieve business objectives, attract talent to key operating hubs and allow for continuity of access during personnel changes, the Company owns a limited number of social club and country club memberships. In some cases, we allow personal use of those memberships by executives at no additional cost to the Company. For company-owned country club memberships, the Company pays for assessments as the owner of the membership, but Executive Officers are responsible for paying all dues and other fees associated with their use of the membership.

Executive Disability	Provides compensation during a leave of absence due to illness or injury. Closed to new claims beginning January 1, 2025. After this date, executives participate in the group disability plan.
Executive Life Insurance

We pay recoverable premiums for income protection of one times salary (two times for the CEO) in conjunction with group life with an option for employee-paid coverage of up to two times salary (see pages 52-53). Closed to new participants beginning January 1, 2025. Executives hired or promoted to the relevant level after this date receive company-paid basic group life insurance.

Executive Physical	Annual physical for executives who do not receive the health coverage shown below.
Financial Counseling	Includes tax preparation, estate planning and financial counseling.
Health Coverage	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.
Home Security	Residential security system and monitoring.
Personal Use of Aircraft

As a general rule, corporate aircraft are dedicated to Company business. Any exception must be approved by the CEO as being in the Company’s interest to facilitate corporate scheduling and business priorities and Executive Officers must reimburse the Company for the incremental cost of such usage unless approved otherwise by the CEO. This reimbursement requirement, however, may not be waived for the CEO.

2025 PROXY	41	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the Other Post-Retirement Benefits section of the “Executive Compensation Tables.”

POLICIES AND RISK MITIGATION

2024 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2024 as shown below. We include shares held in our benefit plans in determining attainment of these guidelines. Each NEO was in compliance with AT&T’s guidelines as of December 31, 2024.

Level	Ownership Guidelines

CEO	6 x Base Salary

Executive Officers	Lesser of 3 x Base Salary, or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T. This requirement further ties executives’ compensation interests to interests of stockholders. Each NEO was in compliance with this policy as of December 31, 2024.

HEDGING POLICY

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

RESTITUTION AND CLAWBACK POLICIES

Under the AT&T Inc. Policy on Restitution, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements. Furthermore, the Committee has adopted the AT&T Clawback Policy, which provides for the recovery of erroneously awarded incentive compensation received by covered executives in the event of a required restatement due to material errors or material misstatements. The AT&T Clawback Policy complies with Rule 10D-1 under the Securities Exchange Act, as implemented by the NYSE listing standards. We believe that the AT&T Clawback Policy and the AT&T Inc. Policy on Restitution together give the Committee the authority, flexibility and discretion to seek recoupment of compensation whenever such action is warranted.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals. We conduct an annual compensation-related risk review to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ an independent compensation consultant and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Governance and Policy Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;
•	Regularly updates the Committee on market trends, changing practices and legislation pertaining to executive compensation and benefits;
•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;
•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;
•	Provides market data for jobs held by senior leaders;
•	Analyzes compensation from other companies’ proxy and financial statements for the Committee’s review when making compensation decisions;
•	Assists the Committee in making pay determinations for the CEO; and
•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T
•	Percentage of the consultant’s revenues paid by AT&T
•	Consultant’s policies to prevent conflicts of interest
•	Other relationships with compensation committee members
•	AT&T stock owned by the consultant
•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

AT&T INC.	42	2025 PROXY

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for filing with the Securities and Exchange Commission.

February 16, 2025	The Human Resources Committee

Beth E. Mooney, Chair
Scott T. Ford
Michael B. McCallister
Matthew K. Rose
Luis A. Ubiñas

2025 PROXY	43	AT&T INC.

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below discloses compensation provided to AT&T’s Named Executive Officers (NEOs), including the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated Executive Officers. Compensation information is provided for the years each person in the table was a Named Executive Officer since 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

J. STANKEY CEO	2024	2,400,000	0	16,499,998	0	5,992,000	1,205,340	313,507	26,410,845
	2023	2,400,000	0	16,500,000	0	6,440,000	750,966	359,191	26,450,157
	2022	2,400,000	0	13,499,988	0	5,320,000	1,264,319	431,219	22,915,526

P. DESROCHES Sr. Exec. Vice Pres. & CFO	2024	1,250,000	0	10,499,992	0	2,942,500	0	784,627	15,477,119
	2023	1,250,000	0	7,500,000	0	3,162,500	34,220	713,321	12,660,041
	2022	1,250,000	0	7,499,993	0	2,612,500	0	390,014	11,752,507

L. LEE GMO & Sr. Exec. Vice Pres. HR & International	2024	750,000	0	7,124,998	0	1,444,500	322,312	248,093	9,889,903
	2023	750,000	250,000	5,125,020	0	1,552,500	0	159,739	7,837,259
	2022	750,000	0	5,525,000	0	1,282,500	1,989,542	199,363	9,746,405

D. MCATEE Sr. Exec. Vice Pres. & General Counsel	2024	1,300,000	0	9,000,006	0	2,889,000	197,076	251,189	13,637,271
	2023	1,300,000	0	7,000,000	0	3,105,000	315,467	671,096	12,391,563
	2022	1,300,000	0	6,850,008	0	2,232,500	0	912,807	11,295,315

J. MCELFRESH Chief Operating Officer	2024	1,250,000	0	10,999,999	0	2,942,500	262,347	165,759	15,620,605
	2023	1,208,333	0	9,000,000	0	3,162,500	239,520	219,303	13,829,656
	2022	1,000,000	0	9,999,983	0	1,900,000	129,818	282,845	13,312,646

NOTE 1. Three of the NEOs deferred portions of their 2024 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Mr. Desroches—$3,125,000; Ms. Lee—$45,000; and Mr. McElfresh—$125,000. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 55. Salary changes are effective March 1.

NOTE 2. Amounts in the Stock Awards column for 2024 represent the grant date values of annual Performance Share and Restricted Stock Unit Awards, and the Strategic Alignment Award granted in December 2024 to each executive officer, excluding the CEO (details may be found on page 39). The grant date values of annual Performance Shares included in the table for 2024 were: Mr. Stankey—$12,374,995; Mr. Desroches—$6,375,000; Ms. Lee—$3,843,750; Mr. McAtee—$5,250,002; and Mr. McElfresh—$6,750,005. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 200% of the target number of Performance Shares. The grant date value of the Strategic Alignment Award is $1,999,998 for Mr. Desroches, Ms. Lee, Mr. McAtee, and Mr. McElfresh. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Share-Based Payments.”

AT&T INC.	44	2025 PROXY

EXECUTIVE COMPENSATION TABLES

NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2024: Mr. Stankey—$2,249 and Mr. McElfresh—$3,124. Other amounts reported under this heading represent an increase, if any, in actuarial value of the accumulated pension benefits during the reported period.

NOTE 4. This column includes personal benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stankey reimbursed the Company for the incremental cost of his personal use of Company aircraft. In addition, designated executives receive commercial airline loyalty travel benefits at no incremental cost to the company.

	Stankey	Desroches	Lee	McAtee	McElfresh

Personal Benefits

Automobile	25,797	15,620	14,401	19,985	17,210

Communications	7,532	1,451	4,690	7,149	1,850

Company-Owned Memberships	3,300	0	0	3,300	0

Financial Counseling	16,401	14,000	17,925	23,081	12,638

Health Coverage	115,699	20,392	164,779	164,779	22,333

Home security	4,611	5,264	1,298	2,485	0

Personal Use of Aircraft	0	19,134	0	0	0

Total Personal Benefits	173,340	75,861	203,093	220,779	54,031

Company matching contributions to deferral plans	16,560	708,766	45,000	16,560	85,000

Life insurance premiums applicable to the employees’ death benefit	123,607	0	0	13,850	26,728

Total All Other Compensation	313,507	784,627	248,093	251,189	165,759

2025 PROXY	45	AT&T INC.

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1,2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

STANKEY	1/25/24	1,680,000	5,600,000	8,400,000

	1/25/24				216,094	720,314	1,440,628				12,374,995

	1/25/24							240,105			4,125,004

DESROCHES	1/25/24	825,000	2,750,000	4,125,000

	1/25/24				111,321	371,071	742,142				6,375,000

	1/25/24							123,690			2,124,994

	12/20/24				70,330	87,912	87,912				1,999,998

LEE	1/25/24	405,000	1,350,000	2,025,000

	1/25/24				67,120	223,734	447,468				3,843,750

	1/25/24							74,578			1,281,250

	12/20/24				70,330	87,912	87,912				1,999,998

MCATEE	1/25/24	810,000	2,700,000	4,050,000

	1/25/24				91,676	305,558	611,176				5,250,002

	1/25/24							101,863			1,750,006

	12/20/24				70,330	87,912	87,912				1,999,998

MCELFRESH	1/25/24	825,000	2,750,000	4,125,000

	1/25/24				117,870	392,899	785,798				6,750,005

	1/25/24							130,966			2,249,996

	12/20/24				70,330	87,912	87,912				1,999,998

NOTE 1. January 25, 2024, grant represents Performance Share awards, discussed beginning on page 38.

NOTE 2. December 20, 2024, grant represents Strategic Alignment Awards, discussed beginning on page 39.

NOTE 3. Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 38.

The units granted in 2024 are scheduled to vest 33-1/3% and distribute each year in January 2025, 2026, and 2027. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All the NEOs were retirement eligible as of the grant date.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Stankey

The 2018 Incentive Plan provides that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017 to Mr. Stankey will not be prorated if he remains employed through December 30, 2020, or in the event of certain changes in his reporting. As a result of this provision, Mr. Stankey’s current and future Performance Share grants will not be prorated.

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he engaged in extensive business travel, which required him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

AT&T INC.	46	2025 PROXY

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
STANKEY
2024-2026 Perf. Shares					0	0	1,440,628	32,803,100
2023-2025 Perf. Shares					0	0	1,237,500	28,177,875
DESROCHES
2024-2026 Perf. Shares					0	0	742,142	16,898,573
2023-2025 Perf. Shares					0	0	562,500	12,808,125
Strategic Alignment Award					87,912	2,001,756	0	0
LEE
2024-2026 Perf. Shares					0	0	447,468	10,188,846
2023-2025 Perf. Shares					0	0	384,376	8,752,242
Strategic Alignment Award					87,912	2,001,756	0	0
MCATEE
2024-2026 Perf. Shares					0	0	611,176	13,916,478
2023-2025 Perf. Shares					0	0	525,000	11,954,250
Strategic Alignment Award					87,912	2,001,756	0	0
2020 RSUs – Retention Grant					372,294	8,477,134	0	0
MCELFRESH
2024-2026 Perf. Shares					0	0	785,798	17,892,620
2023-2025 Perf. Shares					0	0	675,000	15,369,750
Strategic Alignment Award					87,912	2,001,756	0	0

NOTE 1. Mr. McAtee’s 2020 grant of Restricted Stock Units vests in April 2030. The Strategic Alignment Award for Mr. Desroches, Ms. Lee, Mr. McAtee, and Mr. McElfresh vests in December 2027.

NOTE 2. Performance Shares are distributed after the end of the performance period shown for each award. The actual number of shares distributed is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2024. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2024 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measures for the 2023 and 2024 grants are 50% ROIC and 50% EPS Growth with a payout adjustment for the relative TSR modifier. As of the end of 2024, for the 2023 grant the ROIC achievement was above target, the EPS Growth achievement was above target and the TSR modifier was in the third quartile. As a result, the 2023 grant was reported based on the weighted achievement result for ROIC at the maximum payout and EPS Growth at the maximum payout with a 0% payout adjustment for the relative TSR modifier. For the 2024 grant the ROIC achievement was above target, the EPS Growth achievement was above target and the TSR modifier was in the first quartile. As a result, the 2024 grant was reported based on the weighted achievement result for ROIC and EPS Growth at the maximum payout with a 0% payout adjustment for the relative TSR modifier due to already being at the maximum payout.

2025 PROXY	47	AT&T INC.

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED DURING 2024

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
STANKEY	0	0	824,071	18,151,871
DESROCHES	0	0	448,116	9,917,701
LEE	0	0	313,571	7,021,862
MCATEE	0	0	398,173	8,867,371
MCELFRESH	0	0	627,980	14,163,145

NOTE 1. The table above shows the Performance Shares, Restricted Stock, and Restricted Stock Units that vested in 2024. The Restricted Stock Units that vested in 2024 were not distributed. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date.

Restricted Stock Units granted in 2024 to the NEOs vested at grant because of their retirement eligibility but will be distributed in prorated payments of 33-1/3% each year in 2025, 2026 and 2027: Mr. Stankey—240,105, Mr. Desroches—123,690, Ms. Lee—74,578, Mr. McAtee—101,863, and Mr. McElfresh—130,966.

AT&T INC.	48	2025 PROXY

EXECUTIVE COMPENSATION TABLES

PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2024)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	39	1,604,192	0
	Supplemental Retirement Income Plan (SRIP)	19	365,834	0
	Supplemental Employee Retirement Plan (SERP)	34	35,806,110	0
DESROCHES	Pension Benefit Plan—WarnerMedia Component Part	9	299,758	0
	WarnerMedia Excess Pension Benefit Plan	9	163,688	0
LEE	Pension Benefit Plan—Nonbargained Program	27	1,268,550	0
	Pension Benefit Make Up Plan	9	51,187	0
	SERP	25	14,410,084	0
MCATEE	Pension Benefit Plan—MCB Program	12	190,458	0
	Pension Benefit Make Up Plan	12	1,677,149	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Programs	29	465,478	0
	Pension Benefit Make Up Plan	29	870,723	0

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2024 AT&T Annual Report to Stockholders in Note 14 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and the Management Cash Balance Program

under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the WarnerMedia Component Part and WarnerMedia, LLC Excess Benefit Pension Plan, the assumed retirement age is the date a participant attains age 62. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age for active employees as of 12/31/2024 is the earlier of the date the participant (i) reaches age 60, (ii) attains 30 years of service (when an employee may retire without discounts for age), or (iii) has pension accruals frozen, though not earlier than the 12/31/2024 measurement date.

The SRIP/SERP benefits have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

2025 PROXY	49	AT&T INC.

EXECUTIVE COMPENSATION TABLES

QUALIFIED PENSION PLAN

The AT&T Pension Benefit Plan (the “Plan”), a “qualified pension plan” under the Internal Revenue Code, provides ongoing pension accruals to most of our employees hired before 2015, including each NEO, except Mr. Desroches. Mr. Desroches has a frozen vested pension benefit under the Plan due to his pre-2010 employment at Time Warner, but he no longer earns additional pension benefits. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DirecTV). However, employees who are not entitled to participate in the pension plan, or whose pension benefits were frozen, receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stankey and Ms. Lee are covered by the Nonbargained Program of the Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

Career Average Minimum (CAM) Formula

For each of the participating NEOs, the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance (MCB) Program

Mr. McAtee is covered by the MCB Program of the Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility Program and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The

AT&T INC.	50	2025 PROXY

EXECUTIVE COMPENSATION TABLES

plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum equal to the cash balance account.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits. The interest crediting rate is reset each calendar-year and is equal to the published average annual yield for the 30-year Treasury Bond as of November of preceding year, but not less than the floor of 3.79%.

WarnerMedia Component Part

Mr. Desroches has a pension benefit under the WarnerMedia Component of the Plan, which was accrued during his employment at Time Warner. Benefit accruals under this Program were frozen December 31, 2013. After such date, the participant’s age and service continue to count only for purposes of determining early retirement factors and retirement eligibility.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers who are currently accruing pension benefits instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

Mr. Desroches has a frozen benefit under the nonqualified WarnerMedia Excess Pension Benefit Plan (which is provided by Warner Bros. Discovery, Inc.). His benefit will be paid in the form of monthly payments over a ten-year period.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP, subject to certain exceptions not applicable to any Executive Officers. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Mr. Stankey and Ms. Lee are eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the current NEO SERP participants, only Ms. Lee has an age or service discount under this plan at this time, and her discount will not change due to age or service after December 31, 2022 because of the benefit freeze described below. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive- month period that results in the highest average earnings

2025 PROXY	51	AT&T INC.

EXECUTIVE COMPENSATION TABLES

that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Mr. Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for Mr. Stankey is 60% and 50% for Ms. Lee. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stankey’s Benefits

Mr. Stankey’s SERP benefits were modified in 2019. For purposes of calculating his SERP benefits, the Company froze his compensation and stopped accruing age and service credits as of December 31, 2019, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Ms. Lee’s Benefit

Ms. Lee’s SERP benefit was similarly frozen December 31, 2022, when future compensation, age and service credits ceased. Her benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 2.3%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect to receive upon retirement at age 55 or later, the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation on December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. In addition, we also provide communications, broadband, video and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

AT&T INC.	52	2025 PROXY

EXECUTIVE COMPENSATION TABLES

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $6,600 for annual programming

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares and Strategic Alignment Awards will pay out at 100% of target. As a result, if an active NEO had died at the end of 2024, the amounts of Restricted Stock Units that would have been vested and distributed include Mr. McAtee—$8,477,134. If an active NEO had died at the end of 2024, the amounts of Performance Shares that would have distributed are as follows: Mr. Stankey—$30,490,488; Mr. Desroches—$14,853,350; Ms. Lee—$9,470,544; Mr. McAtee—$12,935,364; and Mr. McElfresh—$16,631,185. If an active NEO had died at the end of 2024, the amounts of Strategic Alignment Awards that would have distributed are as follows: Mr. Desroches—$2,001,756, Ms. Lee—$2,001,756, Mr. McAtee—$2,001,756, and Mr. McElfresh—$2,001,756.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units, Restricted Stock, and Strategic Alignment Awards, if any, will also vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. End-of-year amounts for Mr. Desroches, Ms. Lee, Mr. McAtee, and Mr. McElfresh are shown above. Conversely,

Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65. Closed to new participants beginning January 1, 2025.

2025 PROXY	53	AT&T INC.

EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

STANKEY	Stock Purchase and Deferral Plan	0	0	506,289	0	1,660,634

	Cash Deferral Plan	0	0	16,406	0	297,152

	2018 Incentive Plan	4,125,004	0	2,868,140	5,311,754	9,525,033

DESROCHES	Stock Purchase and Deferral Plan	3,125,000	688,350	1,387,055	3,454,356	5,067,868

	WarnerMedia Employee Supplemental Savings Plan	0	0	841,031	0	6,342,696

	2018 Incentive Plan	2,124,994	0	1,449,371	2,014,041	4,774,550

LEE	Stock Purchase and Deferral Plan	45,000	28,440	67,278	81,214	255,697

	2018 Incentive Plan	1,281,250	0	929,311	1,616,672	3,081,692

MCATEE	Stock Purchase and Deferral Plan	0	0	94,952	2,474,760	0

	2018 Incentive Plan	1,750,006	0	1,249,216	2,210,624	4,144,732

MCELFRESH	Stock Purchase and Deferral Plan	125,000	68,440	976,170	227,958	3,285,346

	Cash Deferral Plan	0	0	22,746	86,139	394,759

	2018 Incentive Plan	2,249,996	0	1,640,465	2,879,290	5,439,161

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan, Cash Deferral Plan or WM Supplemental Savings Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans. Amounts attributed to the 2018 Incentive Plan reflect the value, as of December 31, 2024, of Restricted Stock Units that have vested under the terms of the Plan due to the recipients’ retirement eligibility but that will not be distributed until the scheduled vesting dates.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2024 in the “Summary Compensation Table”: Mr. Stankey—$2,249, Mr. Desroches—$1,063,350,

Ms. Lee—$73,440, and Mr. McElfresh—$196,564. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2023 and 2022, combined: Mr. Stankey—$6,294, Mr. Desroches—$2,750,000, and Mr. McElfresh—$566,473.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in Note 3 to the “Summary Compensation Table.”

AT&T INC.	54	2025 PROXY

EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the eligible NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP/CDP makeup match is 133-1/3% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

WARNERMEDIA EMPLOYEE SUPPLEMENTAL SAVINGS PLAN (SSP)

Mr. Desroches is the only NEO with a balance in the SSP. This nonqualified restoration savings plan allowed U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matched contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate was 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

2025 PROXY	55	AT&T INC.

EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined

“good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2024 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2024

Name	Severance ($)

STANKEY	23,920,000

DESROCHES	11,960,000

LEE	6,279,000

MCATEE	11,960,000

MCELFRESH	11,960,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

AT&T INC.	56	2025 PROXY

OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2024 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at investors.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Governance and Policy Committee, Corporate Development and Finance Committee and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal (other than pursuant to Exchange Act Rule 14a-8) or nominate a person for election as a Director at the 2026 Annual Meeting of Stockholders (other than pursuant to the proxy access provisions of the Company’s Bylaws), such proposal or nomination must be received by the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on May 15, 2025, written notice of any such proposal or nomination must be received by the Company no earlier than January 15, 2026, and no later than February 14, 2026. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the advance notice provisions of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Office of the Corporate Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date. In addition to satisfying the deadlines in the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 to the Office of the Corporate Secretary of AT&T no later than March 16, 2026.

Stockholder proposals intended to be included in the proxy materials for the 2026 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received by December 5, 2025. Such proposals should be sent in writing by courier or certified mail to the Office of the Corporate Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2026 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws, and such nomination must be received by the Office of the Corporate Secretary, AT&T Inc., at 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2026 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than November 5, 2025, and no later than December 5, 2025.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States or Canada may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

2025 PROXY	57	AT&T INC.

OTHER INFORMATION

DELINQUENT SECTION 16(a) REPORTS
AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Because of the complex nature of the forms, AT&T files the reports on behalf of the Executive Officers and Directors. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except for one late report by each of Messrs. Arroyo, Desroches and McElfresh and Mses. Lee and Sanders covering a monthly deferral plan contribution and one late report by Mr. McCallister covering a transfer of shares to a family trust (which occurred in February 2025). The untimely reports were the result of administrative errors.
COST OF PROXY SOLICITATION
The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $26,500, plus expenses.

INSIDER TRADING POLICY
The Company has adopted an insider trading policy governing the purchase, sale and other dispositions of our securities by our Directors, officers and employees, and the Company itself, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards. A copy of the insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
CEO PAY RATIO
We determined the pay ratio by dividing the total 2024 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2024 compensation of the median employee, using the same components of compensation and valuation methodology as used in the Summary Compensation Table for the CEO.
The total compensation of our median employee is $122,611. The final pay ratio calculation is 215:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO 1	$26,410,845

Step 2	Total compensation of the median employee 2	$ 122,611

Step 3	Divide compensation of the CEO by the median employee	215.4

Result	CEO pay ratio	215:1

1	Includes the value of Mr. Stankey’s health benefits.
2	Includes the cost of group health and welfare benefits.

AT&T INC.	58	2025 PROXY

OTHER INFORMATION

Our median employee for 2024 was determined using the compensation of employees who were actively employed on October 1, 2024. We used cash compensation earned during the first 3 quarters of the year to determine the median employee.

	Determination of Number of Employees for Selection of Median Employee Using the Measurement Date of October 1, 2024

Step 1	Identify all active employees globally excluding the CEO	140,349

Step 2	Exclude all non-US based employees except those in the 2 foreign countries with our largest employee populations	(5,411)

Result	Employees used to determine the median employee	134,938

Determination of Number of Global Employees Using the Measurement Date of October 1, 2024
Step 1	Identify all active US-based employees						115,072

Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:						19,866
	Mexico	16,438	India	3,428

Step 3	Identify all active non-US based employees in the other foreign countries:						5,411

	Argentina	46	Australia	53	Austria	3

	Belgium	37	Brazil	142	Bulgaria	1

	Canada	83	Chile	9	China	25

	Columbia	4	Costa Rica	4	Czechia	1,083

	Denmark	7	El Salvador	1	Finland	2

	France	62	Germany	73	Greece	1

	Hong Kong	88	Indonesia	1	Ireland	28

	Israel	481	Italy	24	Japan	51

	Korea, Republic of	9	Malaysia	112	Netherlands	55

	New Zealand	4	Pakistan	1	Panama	2

	Peru	1	Philippines	8	Poland	176

	Portugal	2	Romania	1	Russian Fed.	2

	Singapore	96	Slovakia	2,150	Slovenia	1

	South Africa	4	Spain	56	Sweden	9

	Switzerland	3	Taiwan	8	Thailand	3

	Türkiye	2	Utd. Arab Emir.	4	United Kingdom	391

	Venezuela	2

Result	Total number of active global employees excluding the CEO						140,349

2025 PROXY	59	AT&T INC.

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the Securities and Exchange Commission (SEC) for our principal executive officer(s) (PEO(s)) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Pay Versus Performance

Year 1	Summary Compensation Table Total for John Stankey CEO	Summary Compensation Table Total for Randall Stephenson CEO	Comp Actually Paid to John Stankey CEO 2	Comp Actually Paid to Randall Stephenson CEO 2	Average Summary Compensation Table Total for Non-CEO NEOs	Average Comp Actually Paid to Non-CEO NEOs 2	Value of Initial Fixed $100 Investment Based On: 3		Net Income (Loss) $M	Standalone AT&T Adjusted Operating Income $M 4
							AT&T TSR	S&P 500 CSI

2024	$26,410,845	—	$44,542,542	—	$13,656,225	$23,344,356	$107	$197	$12,253	$24,385

2023	$26,450,157	—	$23,872,707	—	$11,679,630	$10,454,047	$74	$141	$15,623	$24,604

2022	$22,915,526	—	$22,874,696	—	$11,526,718	$11,866,965	$76	$90	($7,055)	$22,983

2021	$24,820,879	—	$20,751,888	—	$10,436,274	$8,724,822	$72	$150	$21,479	$22,235

2020	$21,020,917	$29,154,628	$20,036,787	$14,391,221	$23,872,620	$20,906,996	$79	$124	($3,821)	$22,463
Note 1.
John
Stankey succeeded Randall Stephenson as CEO on July 1, 2020. The remaining NEOs for each year are presented as follows:

•	2024: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2023: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2022: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2021: Pascal Desroches, Lori Lee, David McAtee, Jeff McElfresh, John Stephens, and Randall Stephenson

•	2020: John Stephens, Jason Kilar, David McAtee, and Jeff McElfresh
Note 2.
Compensation Actually Paid (CAP) is the Summary Compensation Table (SCT) total value for the period shown with adjustments for equity awards and pension. CAP reflects equity awards based on the mark-to-market
valuation for cash settled portions of awards under Accounting Standards Codification Topic 718:
Compensation – Stock Compensation
for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.
Note 3.
The company must calculate TSR with a base investment of $100 in a manner consistent with the SEC stock performance graph disclosure requirements over the cumulative period covered in the disclosure (i.e., for 2020 the table represents the TSR over 2020, the TSR for 2021 represents the cumulative TSR over 2020 and 2021, etc.). The peer group used for comparison is the S&P 500 Communication Services Index (CSI).
Note 4.
Standalone AT&T results reflect the historical operating results of the company presented as continuing operations and exclude U.S. Video and other dispositions included in Corporate and Other that did not meet the criteria for discontinued operations. Standalone AT&T results are presented to provide 2020 and 2021 full-year results that are comparable to 2022, 2023 and 2024 continuing operations financial data. Standalone AT&T Adjusted Operating Income differs from Adjusted Operating Income presented in our quarterly earnings material, and is calculated by adjusting AT&T’s Operating Income (Loss) from Continuing Operations for the following items: (1) transaction, impairment and depreciation and amortization costs associated with merger, acquisition and disposition activity for transactions when enterprise value exceeds $2.0 billion; (2) costs related to changes in accounting principles, changes in tax laws, natural disasters, impairments and abandonments of goodwill, other intangibles and fixed assets and, gains and losses related to asset dispositions and mark-to-market
activity, in each case, in
excess of $500 million for 2022 and 2021, and
in-excess
of $300 million for 2023; additionally, for 2023, the actuarial and mark-to-market
gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and rabbi trusts and benefit plan funding that varies from budget; (3) severance charges in excess of $200 million for 2022, and in excess of $300 million for 2023 and 2024; and (4) for 2024, costs related

AT&T INC.	60	2025 PROXY

PAY VERSUS PERFORMANCE

to a legal matter in excess of $300 million. Standalone AT&T Adjusted Operating Income also removes the results from U.S. Video operations and other dispositions that did not meet the criteria for discontinued operations, which impacts 2021 and 2020.
Compensation Actually Paid (CAP) calculations are as follows:

CEO SCT Total to CAP Reconciliation
Year	CEO	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Awards 1	Additions to SCT Total for Pension Service Costs 1,2	CAP

2024	John Stankey	$26,410,845	$16,499,998	$1,203,091	$35,833,627	$1,159	$44,542,542

2023	John Stankey	$26,450,157	$16,500,000	$746,941	$14,669,708	($217)	$23,872,707

2022	John Stankey	$22,915,526	$13,499,988	$1,262,050	$14,718,993	$2,215	$22,874,696

2021	John Stankey	$24,820,879	$13,420,341	$1,464,778	$10,877,758	($61,630)	$20,751,888

2020	John Stankey	$21,020,917	$13,499,999	$1,409,983	$8,210,854	$5,714,998	$20,036,787

2020	Randall Stephenson	$29,154,628	$20,999,989	$3,712,667	$9,940,559	$8,690	$14,391,221
Note 1.
The following table shows each of the amounts added or deducted to arrive at the Additions to SCT Total for both Equity Awards and Pension Costs:

		Equity						Pension
Year	CEO	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2024	John Stankey	$22,142,092	$7,426,648	$4,125,004	$150,283	$1,989,600	$35,833,627	$1,159	$0	$1,159

2023	John Stankey	$10,278,799	($1,708,660)	$4,125,000	$311,691	$1,662,878	$14,669,708	($217)	$0	($217)

2022	John Stankey	$11,316,638	($1,436,890)	$3,374,991	($53,056)	$1,517,311	$14,718,993	$2,215	$0	$2,215

2021	John Stankey	$7,783,605	($1,978,709)	$3,375,014	$5,389	$1,692,459	$10,877,758	($61,630)	$0	($61,630)

2020	John Stankey	$7,495,851	($3,791,693)	$3,375,017	($93,889)	$1,225,568	$8,210,854	$153,016	$5,561,982	$5,714,998

2020	Randall Stephenson	$10,891,599	($8,495,365)	$5,250,007	($223,992)	$2,518,311	$9,940,559	$9,186	($496)	$8,690
Note 2.
The Supplemental Employee Retirement Plan (SERP) was amended in 2020 to freeze Mr. Stankey’s benefit accruals effective 12/31/2019 and convert it to a cash balance account earning annual interest at 3.7% (as disclosed in prior years’ CD&As). This amendment resulted in a one-time
Prior Service Cost to account for the change in pension liability. For 2020, the total Pension Cost shown above includes the annual Service Cost (for annual benefit accrual) and this additional Prior Service Cost.
Mr. Stankey’s 2021, 2022, 2023, and 2024 Pension Costs do not include any Prior Service Cost since there were no applicable plan amendments. In 2021, his qualified management pension increased more than the SERP benefit; it is used as an offset to the gross SERP formula, resulting in a net negative Service Cost for all pension benefits. In 2022, the management pension increased by approximately the same amount that the SERP benefit decreased, resulting in a small positive net Service Cost.
Mr. Stephenson’s 2020 Pension Cost does not include any Prior Service Cost since his SERP benefit was frozen effective 12/31/2012 and the amendment was accounted for in 2013. His management pension increased somewhat more than the amount the SERP benefit decreased during 2020, resulting in a modest positive net Service Cost.

2025 PROXY	61	AT&T INC.

PAY VERSUS PERFORMANCE

Average Non-CEO NEO’s SCT Total to CAP Reconciliation
Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Award 1	Additions to SCT Total for Pension Costs 1	CAP

2024	$13,656,225	$9,406,249	$197,153	$19,227,852	$63,681	$23,344,356

2023	$11,679,630	$7,156,255	$145,620	$6,025,311	$50,981	$10,454,047

2022	$11,526,718	$7,468,746	$528,796	$8,150,222	$187,567	$11,866,965

2021	$10,436,274	$3,979,166	$785,922	$2,760,131	$293,505	$8,724,822

2020	$23,872,620	$20,033,747	$416,313	$16,833,402	$651,034	$20,906,996
Note 1.
The following table shows each of the
Non-CEO
NEOs’ average amounts added or deducted to arrive at the Additions to SCT Total for both
Equity Awards and Pension Costs:

	Equity						Pension
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2024	$11,940,544	$4,196,645	$1,851,562	$176,810	$1,062,292	$19,227,852	$63,681	$0	$63,681

2023	$4,358,935	($1,035,474)	$1,706,159	$41,327	$954,364	$6,025,311	$50,981	$0	$50,981

2022	$6,659,592	($762,402)	$1,439,060	($11,723)	$825,696	$8,150,222	$187,567	$0	$187,567

2021	$2,484,647	($1,586,659)	$771,874	$8,166	$1,082,103	$2,760,131	$126,293	$167,212	$293,505

2020	$17,129,529	($2,384,911)	$951,477	($141,558)	$1,278,866	$16,833,402	$175,405	$475,629	$651,034
In addition to the tabular disclosure, the following is an unranked list of the most important performance measures that link CAP to Company performance.

Most Important Performance Measures

Long Term Measures (page 38)	Compensation Adjusted Earnings Per Share
Return on Invested Capital
Total Shareholder Return

Short Term Measures (page 31)	Free Cash Flow
Compensation Adjusted Operating Income
Pay versus Performance CAP Comparisons
Each of the following graphs shows the relationship between CAP and the required performance measures in the tabular disclosure: (i) AT&T TSR and Peer Group TSR (Value of Initial Fixed $100 Investment), (ii) Net Income, and (iii) Standalone Adjusted AT&T Operating Income (Company Selected Measure). AT&T’s compensation program is designed to drive long-term sustained performance aligned with stockholder interests and does so through the use of short-term and long-term incentive awards (as described in our CD&A). In 2024, 90% of the CEO and other NEOs’ target compensation opportunity was delivered via at-risk
pay.

AT&T INC.	62	2025 PROXY

PAY VERSUS PERFORMANCE

2025 PROXY	63	AT&T INC.

OTHER INFORMATION

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024, concerning shares of AT&T common stock authorized for issuance under AT&T’s existing equity compensation plans.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	65,492,507	(1)	$—	64,324,454 (2)

Equity compensation plans not approved by security holders			—	—

Total	65,492,507	(3)	$—	64,324,454 (2)

NOTE 1.
Includes the issuance of stock in connection with the following stockholder approved plans: (a) 0 stock options under the Stock Purchase and Deferral Plan (
SPDP
); (b) 842,439 phantom stock units under the Stock Savings Plan (
SSP
), 12,553,913 phantom stock units under the SPDP, 41,805 shares of restricted stock under the 2011 Incentive Plan, 186,472 shares of restricted stock under the 2016 Incentive Plan and 48,363,547 shares of restricted stock and restricted stock units under the 2018 Incentive Plan; and (c) 2,286,648 target number of stock-settled performance shares under the 2018 Incentive Plan. At payout, the target number of performance shares may be reduced to zero or increased by up to 200%. Each phantom stock unit and performance share is settleable in stock on a
1-to-1
basis.
The SSP was approved by stockholders in 1994 and then was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the Company match and reinvested dividend equivalents). Stockholder approval was not required for the amendment. To the extent applicable, the amount shown for approved plans in column (a), in addition to the above amounts, includes 1,217,683 phantom stock units (computed on a first-in-first-out
basis) that
were approved by the Board in 2000. Under the SSP, shares could be purchased with payroll deductions and reinvested dividend equivalents by mid-level
and above managers and limited Company partial matching contributions. No new contributions may be made to the plan.
NOTE 2.
Includes 9,989,091 shares that may be issued under the SPDP, 51,353,644 shares that may be issued under the 2018 Incentive Plan, and up to 2,981,719 shares that may be purchased through reinvestment of dividends on phantom shares held in the SSP.
NOTE 3.
Does not include certain stock options issued by companies acquired by AT&T that were converted into options to acquire AT&T stock. As of December 31, 2024, there were 1,246,158 shares of AT&T common stock subject to the converted options, having a weighted-average exercise price of $20.29. Also, does not include 7,477 outstanding phantom stock units that were issued by companies acquired by AT&T that are convertible into stock on a
1-to-1
basis, along with an estimated 46,598 shares that may be purchased with reinvested dividend equivalents paid on the outstanding phantom stock units. No further phantom stock units, other than reinvested dividends, may be issued under the assumed plans.

EQUITY AWARD TIMING POLICIES AND PRACTICES
The Human Resources Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy on the timing of equity award grants, the Human Resources Committee has historically granted such awards on a predetermined annual schedule. We do not grant stock options, stock appreciation rights or similar instruments.

AT&T INC.	64	2025 PROXY

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV classified as investing activities minus capital expenditures and cash paid for vendor financing (classified as financing activities). We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow
Dollars in millions	Year Ended 2024	Year Ended 2023

Net cash provided by operating activities	$38,771	$38,314

Add: Distributions from DIRECTV classified as investing activities	928	2,049

Less: Capital expenditures	(20,263)	(17,853)

Less: Cash paid for vendor financing	(1,792)	(5,742)

Free Cash Flow	$17,644	$16,768

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions	Year Ended 2024

Capital Expenditures	$(20,263)

Cash paid for vendor financing	(1,792)

Cash paid for Capital Investment	$(22,055)

2025 PROXY	A-1	AT&T INC.

ANNEX A

Net Debt

Net debt is a non-GAAP measure frequently used by investors and credit rating agencies and is calculated by subtracting cash and cash equivalents and deposits at financial institutions that are greater than 90 days (e.g., certificates of deposit and time deposits), from the sum of debt maturing within one year and long-term debt.

Net Debt
Dollars in millions

Current debt	$9,477
Long-term debt	127,854

Total debt at December 31, 2023	137,331

Less: Cash and cash equivalents	(6,722)

Less: Time deposits	(1,750)

Net debt at December 31, 2023	128,859

Current debt	5,089

Long-term debt	118,443

Total debt at December 31, 2024	123,532

Less: Cash and cash equivalents	(3,298)

Less: Time deposits	(150)

Net debt at December 31, 2024	120,084

Decrease in Net Debt	$8,775

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this proxy statement contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. AT&T disclaims any obligation to update and revise the forward-looking statements contained in this proxy statement based on new information or otherwise.

AT&T INC.	A-2	2025 PROXY

YOUR VOTE IS IMPORTANT Votes submitted electronically must be received before the polls close on May 15, 2025.

2025 ANNUAL MEETING - PROXY CARD
Attend the virtual meeting on May 15, 2025 at 3:30 p.m. Central time at meetnow.global/ATT2025.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Scott T. Ford	☐	☐	☐	02 - William E. Kennard	☐	☐	☐	03 - Stephen J. Luczo	☐	☐	☐
04 - Marissa A. Mayer	☐	☐	☐	05 - Michael B. McCallister	☐	☐	☐	06 - Beth E. Mooney	☐	☐	☐
07 - Matthew K. Rose	☐	☐	☐	08 - John T. Stankey	☐	☐	☐	09 - Cynthia B. Taylor	☐	☐	☐
10 - Luis A. Ubiñas	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:
	For	Against	Abstain		For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

1 U P X
0437HD

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING – MAY 15, 2025
The undersigned hereby appoints John T. Stankey and Pascal Desroches, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held virtually on May 15, 2025, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3 listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and retum promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940-5106. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 12, 2025.

NON-VOTING ITEMS

Change of Address – Please print new address below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /